Exhibit 2.2

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                             PURCHASE AGREEMENT



                                BY AND AMONG



                       FAHNESTOCK VINER HOLDINGS INC.,



                           FAHNESTOCK & CO. INC.,


                          CIBC WORLD MARKETS CORP.


                                     AND



                     CANADIAN IMPERIAL BANK OF COMMERCE


                        ---------------------------


                         DATED AS OF JANUARY 2, 2003


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                              TABLE OF CONTENTS
                                                                                                Page

                                  ARTICLE I
                                 DEFINITIONS

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1.01     Certain Definitions.......................................................................1

1.02     Certain Terms............................................................................14


                                 ARTICLE II
              PURCHASE AND SALE OF ASSETS AND EQUITY INTERESTS

2.01     Assets to Be Sold........................................................................14

2.02     Equity Interests to Be Sold..............................................................19

2.03     Closings.................................................................................20

2.04     Certain Invesments.......................................................................20

2.05     Deliveries by the Parties................................................................20

2.06     Assumed Liabilities; Excluded Liabilities................................................21

2.07     Excluded Assets..........................................................................22

2.08     Consent of Third Parties.................................................................22

2.09     Post-Closing Adjsument...................................................................21


                                 ARTICLE III
                               RELATED MATTERS

3.01     [Reserved]...............................................................................23

3.02     Employees; Employee Benefits.............................................................23

3.03     Tax Matters..............................................................................30

3.04     Mail Received After Closings.............................................................35

3.05     Books and Records........................................................................35

3.06     Accounts Receivable......................................................................36

3.07     Schedules................................................................................36

3.08     Certain Information......................................................................36


                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SELLER

4.01     Organization of Seller Subsidiaries; Authority of Seller Entities........................36

4.02     Capital Structure........................................................................37

4.03     Title to Equity Interests................................................................38

4.04     No Violation; Consents and Approvals.....................................................38

4.05     Financial Statements.....................................................................39

4.06     Absence of Undisclosed Liabilities.......................................................40

4.07     Absence of Certain Changes or Events.....................................................40

4.08     Title to Assets..........................................................................40

4.09     Intellectual Property....................................................................41

4.10     Litigation...............................................................................43

4.11     Employees; Employee Benefits.............................................................44

4.12     Labor Matters............................................................................44

4.13     Certain Contracts and Arrangements.......................................................45

4.14     Compliance with Laws; Licenses...........................................................48

4.15     Brokers..................................................................................50

4.16     Assets Necessary to Business.............................................................50

4.17     Taxes....................................................................................50

4.18     Disclosure...............................................................................51

4.19     Transferred Accounts.....................................................................51

4.20     Transferred Account Information..........................................................52

4.21     Government Regulation....................................................................52

4.22     Registered Funds; Sub-Advised Registered Funds; Non-Registered Funds.....................55

4.23     Affiliate Transactions...................................................................58

4.24     Clients, Assets Under Management.........................................................58

4.25     Insurance................................................................................59

4.26     Investments..............................................................................59

4.27     No "Clawback" Provisions.................................................................60

4.28     No Co-Investments........................................................................60

4.29     Liquidated Affiliates....................................................................60


                                          ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER

5.01     Organization; Authority..................................................................60

5.02     No Violation; Consents and Approvals.....................................................61

5.03     Litigation...............................................................................61

5.04     Brokers..................................................................................61

5.05     Commission Filings.......................................................................61

5.06     Financial Statements.....................................................................62

5.07     Capitalization...........................................................................62

5.08     Absence of Undisclosed Liabilities.......................................................62

5.09     Non-Contravention........................................................................62

5.10     Disclosure...............................................................................62


                                 ARTICLE VI
                          COVENANTS OF THE PARTIES

6.01     Conduct of the Asset Management Business.................................................63

6.02     Access to Information; Confidentiality...................................................66

6.03     Reasonable Best Efforts..................................................................66

6.04     Consents.................................................................................67

6.05     Regulatory Matters.......................................................................67

6.06     Discharge of Liens; Payment of Certain Obligations.......................................69

6.07     Public Announcements.....................................................................69

6.08     Tax Information Reporting................................................................69

6.09     Pending Tax Claims.......................................................................69

6.10     Litigation Cooperation...................................................................70

6.11     Seller Officer's Certificate.............................................................70

6.12     Client Consents and Approvals............................................................71

6.13     Failure to Consummate....................................................................74

6.14     Investment Company Act Matters...........................................................74

6.15     Certain Expenses.........................................................................74

6.16     Certain Actions..........................................................................74

6.17     Transition Services......................................................................75

6.18     Payments to Brokers......................................................................75

6.19     Consents, Indemnification................................................................75

6.20     OMEGA Brokers............................................................................75



                                 ARTICLE VII
                     CONDITIONS TO OBLIGATIONS OF SELLER

7.01     Conditions...............................................................................76


                                ARTICLE VIII
                     CONDITIONS TO OBLIGATIONS OF BUYER

8.01     Conditions...............................................................................77


                                 ARTICLE IX
                      TERMINATION, AMENDMENT AND WAIVER

9.01     Termination..............................................................................78

9.02     Procedure and Effect of Termination......................................................78

9.03     Other Remedies...........................................................................78

9.04     Amendment, Modification and Waiver.......................................................78


                                  ARTICLE X
               FEES AND EXPENSES: SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

10.01    Fees and Expenses........................................................................79

10.02    Survival of Representations..............................................................79

10.03    Seller's Agreement to Indemnify..........................................................79

10.04    Seller's Limitation of Liability.........................................................80

10.05    Buyer Parent's and Buyer's Agreement to Indemnify........................................80

10.06    Buyer Parent's and Buyer's Limitation of Liability.......................................81

10.07    Conditions of Indemnification............................................................81

10.08    Cooperation..............................................................................82

10.09    Other Indemnification Provisions.........................................................82


                                 ARTICLE XI
                                MISCELLANEOUS

11.01    Further Assurances.......................................................................82

11.02    Notices..................................................................................82

11.03    Bulk Sales Laws..........................................................................84

11.04    Entire Agreement.........................................................................84

11.05    Severability.............................................................................84

11.06    Binding Effect; Assignment...............................................................85

11.07    No Third-Party Beneficiaries.............................................................85

11.08    Counterparts.............................................................................85

11.09    Headings.................................................................................85

11.10    Governing Law; Jurisdiction..............................................................85

11.11    Waiver of Jury Trial.....................................................................86

11.12    Specific Performance.....................................................................86



                                  SCHEDULES


Schedule I        ............................Assets and Property to be Acquired at the First Closing

Schedule II       ...........................Assets and Property to be Acquired at the Second Closing

Schedule III      ............................Assets and Property to be Acquired at the Third Closing

Schedule IV       ..............................................................Purchased Investments

Schedule V        .................................................................Seller Investments


                                  EXHIBITS

Non-Solicitation Agreement..........................................................................A

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                             PURCHASE AGREEMENT
                             ------------------

         This PURCHASE AGREEMENT, dated as of January 2, 2003 (the "Agreement"), is by and among Fahnestock Viner Holdings Inc., an Ontario corporation ("Buyer Parent"), Fahnestock & Co. Inc., a New York corporation and a wholly-owned subsidiary of Buyer Parent ("Buyer"), Canadian Imperial Bank of Commerce (the "Seller Parent") and CIBC World Markets Corp. ("Company" and, together with Seller Parent, the "Seller"). Capitalized terms used herein but not defined shall have the meanings set forth in the Brokerage Asset Purchase Agreement.

                             W I T N E S S E T H
                             - - - - - - - - - -

         WHEREAS, Buyer Parent, Buyer and Seller are parties to that certain Asset Purchase Agreement, dated as of December 9, 2002 (the "Brokerage Asset Purchase Agreement"), which agreement contemplates the Brokerage
Acquisition;

         WHEREAS, Schedule I to the Brokerage Asset Purchase Agreement contemplates the Asset
Management Acquisition;

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Asset Management Business pursuant to the terms of this Agreement (the "Asset Management Acquisition"); and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Buyer Parent, Buyer and Seller are entering into a Non-Solicitation Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                 ARTICLE I
                                 DEFINITIONS
                                 -----------

         1.01 Certain Definitions.

         "AA Transfer Percentage" means the quotient of (a) such portion of the assets under management (measured as of the Brokerage Closing) of the Asia Tiger Fund and India Fund which are transferred to Buyer pursuant to
Section 6.12 on the Final Closing Date divided by (b) the aggregate assets under management of such funds as of the Brokerage Closing.

         "Accrued Fees" has the meaning set forth in Section 2.01(c).

         "Acquired Property" has the meaning set forth in Section
2.01(c)(v).

         "Advisers Act" means the Investment Advisers Act of 1940, as amended.

         "Advisory Agreement" means, with respect to any Person, each Contract relating to its rendering of investment management or investment advisory services, including any sub-advisory services, or similar services.

         "Affiliate Agreement" means any Contract (including, without limitation, any Advisory Agreement) or other commitment or transaction between any Seller Entity and (a) any other Seller Entity or Fund, (b) any Affiliate of any Seller Entity or any Fund or (c) any officer, director, supervisor, member, partner or employee of any Seller Entity, Fund, any Affiliate of any Seller Entity or any Fund or any immediate family member of any of them.

         "Affiliate" means, with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

         "Agreement" has the meaning set forth in the Preamble.

         "Ancillary Agreements" means the Non-Solicitation Agreement.

         "Applicable Closing" means the First Closing, Second Closing or Final Closing, as the case may be, pursuant to Section 2.03, and the related sales, conveyances, assignments and transfers and assumptions in connection therewith.

         "Applicable Closing Date" means the First Closing Date, Second Closing Date or Final Closing Date, as the case may be, pursuant to Section 2.01.

         "Applicable Laws" has the meaning set forth in Section 4.14(a).

         "Asset Management Acquisition" has the meaning set forth in the recitals.

         "Asset Management Assets" has the meaning set forth in Section
2.01(c).

         "Asset Management Business" means the asset management, investment advisory, financial advisory, wrap, asset allocation and related businesses and activities of the Company and its Subsidiaries and Affiliates generally known as the "Asset Management Division" of the Company (including the five units set forth on Schedule I to the Brokerage Asset Purchase Agreement) as conducted from and after November 30, 2002, including, for the avoidance of doubt, the OMEGA Business and Wrap Business.

         "Assumed Contracts" has the meaning set forth in Section 2.06(a).

         "Assumed Liabilities" has the meaning set forth in Section 2.06(b).

         "Authorization" means any approval, consent, declaration, license, order, permit, registration, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law of any Governmental Entity.

         "Bill of Sale" has the meaning set forth in Section 2.01(d).

         "Books and Records" means all books and records, all books of account, records, files and invoices, including all customer files, customer account records, production data, equipment records, inventory records, sales and promotional data, advertising materials, customer lists, cost and pricing information, supplies lists, business plans, reference catalogs, tax records, and tax returns and any other similar records and data (including all computerized records and other computerized storage media) relating to the Asset Management Business.

         "Brokerage Asset Purchase Agreement" has the meaning set forth in the recitals.

         "Brokerage Closing" means the date of the closing of the transactions contemplated by the Brokerage Asset Purchase Agreement.

         "Business Employees" has the meaning set forth in Section 3.02(a).

         "Buyer" has the meaning set forth in the Preamble.

         "Buyer Claims" has the meaning set forth in Section 10.05.

         "Buyer Disclosure Schedule" means the document delivered by Buyer to Seller simultaneously with the execution hereof containing the information required to be included therein pursuant to this Agreement.

         "Buyer Indemnitees" has the meaning set forth in Section 10.03.

         "Buyer Parent" has the meaning set forth in the Preamble.

         "Buyer Parent Commission Documents" means, with respect to Buyer Parent, (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1999, 2000 and 2001, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 2001, (iii) any Form 8-Ks filed in the past fiscal year and (iv) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of Buyer Parent held since December 31, 2001.

         "Buyer Parent Financial Statements" has the meaning set forth in
Section 5.06.

         "Buyer Related Instruments" has the meaning set forth in Section 5.01.

         "CE Act" means the Commodity Exchange Act, as amended.

         "Claims" has the meaning set forth in Section 10.07.

         "Client" shall mean any Person to whom any of the Seller Entities provides investment advisory, investment management, financial advisory, wrap, asset allocation or administrative and related services in connection with the Asset Management Business, including, without limitation, any Fund.

         "COBRA Requirements" has the meaning set forth in Section 3.02(g).

         "Code" means the United States Internal Revenue Code of 1986, as amended, and the Treasury rules and regulations thereunder.

         "Commission" means the United States Securities and Exchange
Commission.

         "Company" has the meaning set forth in the Preamble or, as the context may require, the Company and its Subsidiaries and Affiliates.

         "Confidentiality Agreement" has the meaning set forth in Section
6.02(c).

         "Consent" means any and all consents (including negative consents to be obtained or made by any Person), approvals, authorizations, waivers, permits, notices, licenses, grants, agreements, exemptions or orders of, or registration, declaration or filing with, any Person, including without limitation, any Governmental Entity, that are necessary in connection with
(i) the execution and delivery by the Seller Entities and Buyer of this Agreement, the Instruments of Assignment and any other agreement contemplated by this Agreement to which it is or is specified to be a party,
(ii) the consummation by the Seller Entities, the Funds and Buyer of the transactions contemplated hereby or (iii) the conduct of the Asset Management Business.

         "Contracts" has the meaning set forth in Section 4.13(a).

         "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

         "Controlled Entities" means issuers of the Equity Interests that are Affiliates of Seller prior to the Final Closing.

         "Customer Agreement" has the meaning set forth in Section 4.19(d).

         "Damages" has the meaning set forth in Section 10.03.

         "Deemed Assets" means an amount equal to the aggregate amount of assets under management of all Clients (and all accounts of all such Clients) of the Asset Management Business as of the Brokerage Closing; provided that, in determining the amount of assets under management of any account of any Client not transferred to Buyer by June 30, 2003, the amount of such assets under management shall equal the amount of assets under management of such account as of the Brokerage Closing and not on any later date.

         "Deferred Compensation Plan" has the meaning set forth in Section 3.02(f)(i).

         "Distribution Agreements" shall mean all agreements or arrangements for the sale or distribution of shares of any Registered Fund pursuant to Rule 12b-1 of the Investment Company Act.

         "Eligible Client Account" means, as of a specified date, each account of any Client other than an Excluded Account, Eligible OMEGA Account or Eligible Wrap Account.

         "Eligible OMEGA Account" means, as of a specified date, each account of any Client under the OMEGA wrap program other than the Excluded OMEGA Accounts.

         "Eligible Wrap Accounts" means, as of a specified date, each Wrap Account or Separate Account other than an Excluded Wrap Account or Eligible OMEGA Account.

         "Environmental Laws" means any applicable United States federal, state or local law or regulation relating to the pollution or protection of the environment.

         "Equity Interests" means each of the equity interests set forth in
Section 4.02(a) of the Seller Disclosure Schedule.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" is any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

         "ERISA Client" has the meaning set forth in Section 4.14(e).

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. "Excluded Account" means, as of a specified date, each account of any Client that (i) is an account with respect to which such Client has not affirmatively consented to the assignment (or transfer) of such account pursuant to Section 6.12 (or with respect to which Buyer and Seller have not otherwise mutually agreed that consent has been given by such Client in compliance with Applicable Law and any applicable agreement) or (ii) is subject to any claim or existing litigation at the time of transfer. "Excluded Assets" has the meaning set forth in Section 2.07.

         "Excluded Liabilities" has the meaning set forth in Section 2.06(b).

         "Excluded OMEGA Account" means, as of a specified date, each account of any Client under the OMEGA wrap programs that (i) is an account with respect to which such Client has not affirmatively consented to the assignment (or transfer) of such account pursuant to Section 6.12 (or with respect to which Buyer and Seller have not otherwise mutually agreed that consent has been given by such Client in compliance with Applicable Law and any applicable agreement) or (ii) is subject to any claim or existing litigation at the time of transfer.

         "Excluded Wrap Account" means, as of a specified date, each Wrap Account or Separate Account of any Client (other than any account of such Client under the OMEGA wrap programs) that (i) is an account with respect to which such Client has not affirmatively consented to the assignment (or transfer) of such account pursuant to Section 6.12 (or with respect to which Buyer and Seller have not otherwise mutually agreed that consent has been given by such Client in compliance with Applicable Law and any applicable agreement) or (ii) is subject to any claim or existing litigation at the time of transfer. "Filings" has the meaning set forth in Section 4.21(a).

         "Final Closing" has the meaning set forth in Section 2.03(c).

         "Final Closing Assets" has the meaning set forth in Section 2.01(c).

         "Final Closing Date" has the meaning set forth in Section 2.03(c).

         "Financial Statements" has the meaning set forth in Section 4.05(a).

         "First Closing" has the meaning set forth in Section 2.03(a).

         "First Closing Date" has the meaning set forth in Section 2.03(a).

         "Follow-Up Notice" has the meaning set forth in Section 6.12(b).

         "Funds" means, collectively, Registered Funds, Sub-Advised Registered Funds and Non-Registered Funds.

         "Fund Financial Statements" means the audited financial statements of each Fund for the two most recently completed fiscal years, together with reports on such year-end statements by each such Fund's independent public accountants, including, in each case, for each investment portfolio thereof, a statement of net assets or statement of assets and liabilities and schedule of investments, a statement of operations and a statement of changes in net assets.

         "Fund Reports" has the meaning set forth in Section 4.22(i).

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Entity" means any court, administrative agency or commission, government, SRO, federal, state, provincial, municipal, local or other governmental entity, authority or instrumentality, whether domestic or foreign, or any court, tribunal or arbitrator.

         "Group Health Plan" has the meaning set forth in Section 3.02(9).

         "Hire Date" means (a) March 31, 2003, with respect to the Business Employees who perform services primarily for the Wrap Business and (b) the Final Closing Date with respect to all other Business Employees, or in each case, such earlier date as Buyer and Seller may mutually agree with respect to one or more specified Business Employees.

         "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Inactive Employee" has the meaning set forth in Section 3.02(a).

         "Indebtedness" means any loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, debt securities, bonds, notes, guarantees, capital leases, payments in respect of the deferred purchase price of property, instruments and other contracts relating to the borrowing of money or obtaining of or extension of credit, whether short-term or long-term, including accrued and unpaid interest thereon, with or from any Person.

         "Initial Notice" has the meaning set forth in Section 6.12(b).

         "Instruments of Assignment" has the meaning set forth in Section
2.01(d).

         "Intellectual Property" means, collectively, Internet domain names, mynetassets intranet site; patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); Trademarks; Software; copyrights (including any registrations and applications for any of the foregoing); and Trade Secrets, in each case, used in or necessary for the conduct of the Asset Management Business.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investment Company Board" means the board of directors or trustees (or Persons performing similar functions) of a Fund.

         "Investments" has the meaning set forth in Section 4.26.

         "Labor Laws" means any applicable United States federal, state or local law or regulation relating to employment and employment practices.

         "Law" or "Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, judgments and decrees of any and all Governmental Entities.

         "Legal Proceeding" means any action, claim, complaint, lawsuit, litigation, demand, suit, inquiry, hearing, investigation, indictment, information, notice of a violation, arbitration, appeal or other dispute or legal proceeding, whether civil, criminal, administrative or otherwise.

         "License Agreements" has the meaning set forth in Section 4.09(b).

         "Liens" means any and all liens, encumbrances, security interests, mortgages, pledges, claims, options, charges, easements, limitations, commitments, encroachments, option agreements, voting trusts or restrictions of any kind whatsoever.

         "Liquidated Affiliate" has the meaning set forth in Section 4.29.

         "Litigation" has the meaning set forth in Section 4.10.

         "Material Adverse Effect" means any condition, event, circumstance, change or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets, properties, results of operation, condition (financial or otherwise) or prospects of the Asset Management Business or the Asset Management Assets.

         "NASD" means the NASD Regulation, Inc.

         "Net Profits or Net Loss" means the net profit or net loss, as the case may be, of the Asset Management Business (including all business units thereof, whether or not any such business units have been transferred to Buyer during the period in question) for the period from January 1, 2003 through and including the Final Closing Date, calculated in a manner consistent with the Financial Statements and past practices, provided that in determining such net profit or net loss (a) revenues shall include revenue shares payable by the Buyer consistent in nature and amount with past practice, (b) only costs, expenses and other charges incurred by the Asset Management Business consistent in nature and amount with past practice shall be taken into account (including accruals for employee bonuses in respect of 2003 for the period ending on the Final Closing Date), (c) any costs, expenses and other charges shall not include any costs, expenses or charges (i) relating to the negotiation or consummation of the transactions contemplated hereby or by the Brokerage Asset Purchase Agreement or any costs associated with obtaining any Consents in connection herewith or therewith or (ii) in respect of any intercompany charges or allocations by Seller or its Affiliates and (d) the costs, expenses and other charges shall include an amount equal to $100,000 per month for services provided to the Asset Management Business by Seller and its Affiliates.

         "NFA" means the National Futures Association.

         "Non-Registered Fund" means any pooled investment vehicle that is not required to be registered under the Investment Company Act for which any Seller Entity acts as investment adviser, investment sub-adviser, general partner, managing member, manager or sponsor.

         "Non-Solicitation Agreement" means the non-solicitation agreement between Buyer and Seller in respect of the Asset Management Business, dated as of the date hereof, in the form attached as hereto as Exhibit A.

         "NYSE" means the New York Stock Exchange, Inc.

         "Off-Balance Sheet Transaction" has the meaning set forth in Section 4.05(d).

         "Offering Materials" means all the placement memoranda, prospectuses, offering memoranda and disclosure documents, all supplements thereto, and the other written selling materials, brochures and other information used or distributed in connection with the offer or sale of equity interests in any of the Funds.

         "OMEGA Assets" has the meaning set forth in Section 2.01(a).

         "OMEGA Business" means the financial advisory, wrap, asset allocation and related businesses and activities of the Company and its Subsidiaries and Affiliates in connection with the OMEGA wrap programs as conducted from and after November 30, 2002.

         "Order" means any order, writ, judgment, arbitration award, injunction, decree or ruling of or by a Governmental Entity.

         "Organizational Documents" means, with respect to a limited partnership, the certificate of limited partnership, limited partnership agreement and subscription agreements with such partnership's partners then in effect; with respect to a limited liability company, the certificate of formation, limited liability company agreement and subscription agreements with such company's members then in effect; and, with respect to a corporation, the articles of incorporation and by-laws of such corporation, in each case, as in effect from time to time, then in effect.

         "Permits" means any approval, authorization, certificate, Consent, easement, filing, franchise, license, notice, permit, exchange seats, registration or right of any Governmental Entity or any other Person to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

         "Permitted Liens" has the meaning set forth in Section 4.08(a).

         "Person" means an individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Post-Final-Closing Period" means, with respect to the Final Closing Assets, any taxable period beginning after the Final Closing Date.

         "Post-First-Closing Period" means, with respect to the OMEGA Assets, any taxable period beginning after the First Closing Date.

         "Post-Second-Closing Period" means, with respect to the Wrap Assets, any taxable period beginning after the Second Closing Date.

         "Pre-Final-Closing Period" means, with respect to the Final Closing Assets, any taxable period or portion thereof ending on or before the Final Closing Date.

         "Pre-First-Closing Period" means, with respect to the OMEGA Assets, any taxable period or portion thereof ending on or before the First Closing Date.

         "Pre-Second-Closing Period" means, with respect to the Wrap Assets, any taxable period or portion thereof ending on or before the Second Closing Date.

         "Purchased Investment" has the meaning set forth in Section 2.04.

         "Registered Fund" means any open-end investment company, closed-end investment company, unit investment trust or business development company required to be registered under the relevant provisions of the Investment Company Act.

         "Registered Representatives" has the meaning set forth in Section 4.14(b).

         "Retained Employee" has the meaning set forth in Section 3.02(i).

         "Retained Employee Liabilities" has the meaning set forth in Section 3.02(j).

         "Second Closing" has the meaning set forth in Section 2.03(b).

         "Second Closing Date" has the meaning set forth in Section 2.03(b).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Seller" has the meaning set forth in the Preamble.

         "Seller 401(k) Plans" has the meaning set forth in Section 3.02(e).

         "Seller Claims" has the meaning set forth in Section 10.03.

         "Seller Disclosure Schedule" means the document delivered by Seller to Buyer and Buyer Parent pursuant to Section 3.07 containing the information required to be included therein pursuant to this Agreement.

         "Seller Entity" means each of the entities other than the Funds constituting a part of, or transferring any portion of the Asset Management Assets in accordance with Section 2.01 in respect of, the Asset Management Business including Seller and each Seller Subsidiary.

         "Seller Equity Plans" has the meaning set forth in Section 3.02(f)(ii).

         "Seller Indemnitees" has the meaning set forth in Section 10.05.

         "Seller Investments" as the meaning set forth in Section 6.01.

         "Seller Parent" has the meaning set forth in the Preamble.

         "Seller Related Instruments" has the meaning set forth in Section 4.01(b).

         "Seller Subsidiary" means each Person constituting a part of the Asset Management Business so that Buyer and its Affiliates may conduct the Asset Management Business from and after the Final Closing.

         "Seller Subsidiary Employee" has the meaning set forth in Section 4.11(c).

         "Separate Accounts" means the any accounts of a Client other than the Funds and Wrap Accounts.

         "Services Agreements" shall mean all agreements and arrangements for the performance of administrative services, custodial services, transfer agency services, portfolio accounting services, distribution or other shareholder services and other services relating to a Fund or the Asset Management Business.

         "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, (c) all documentation, including user manuals and training materials, relating to any of the foregoing, and (d) copyrights (including any registrations and applications for any of the foregoing) related to any or all of (a) through (c).

         "SRO" means a Self Regulatory Organization registered under the Exchange Act, including the NYSE and NASD.

         "Straddle Period" means, with respect to the OMEGA Assets, any taxable period beginning on or before and ending after the First Closing Date, with respect to the Wrap Assets, any taxable period beginning on or before and ending after the Second Closing Date, and, with respect to the Final Closing Assets, any taxable period beginning on or before and ending after the Final Closing Date.

         "Sub-Advised Registered Fund" means any Registered Fund for which the Company or any Subsidiary thereof acts as investment sub-adviser as of the date of this Agreement other than a Registered Fund sponsored by any Seller Entity.

         "Subsidiary" means any corporation, limited liability company, partnership, association, joint venture or other entity of which any person (either alone or through or together with any other person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such entity.

         "Tax" or "Taxes" means (x) any and all taxes, fees, levies, assessments, deficiencies, duties, tariffs, imposts and other charges or impositions of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, gross receipts, property, sales, transfer, recordation, bulk transfer, real property transfer and gains, use, license, excise, franchise, employment, social security, unemployment compensation, payroll, premium, withholding, alternative or added minimum, ad valorem or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever; (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability; and (z) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y).

         "Tax Claim" has the meaning set forth in Section 3.03(c).

         "Tax Indemnity Payments" has the meaning set forth in Section 3.03(b)(iii).

         "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         "Trade Secrets" means, collectively, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

         "Trademarks" means, collectively, all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature used in the Asset Management Business, together with all goodwill, registrations and applications related to the foregoing (including the Oppenheimer name) as set forth under "Trademarks" in Section 1.01(b) of the Seller Disclosure Schedule, other than the CIBC name or any variation thereof.

         "Transfer Tax Schedule" has the meaning set forth in Section 3.03.

         "Transfer Taxes" means all conveyance, sales, use, excise, value, value added, registration, stamp, franchise, property, transfer, real property transfer, gains, recording registration and similar Taxes, levies, charges, fees, together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto.

         "Transferred Accounts" means the Transferred OMEGA Accounts, Transferred Wrap Accounts and Transferred Final Accounts.

         "Transferred Account Information" means the Transferred OMEGA Account Information, Transferred Wrap Account Information and Transferred Final Account Information.

         "Transferred Final Accounts" has the meaning set forth in Section 2.01(c)(i).

         "Transferred Final Account Information" has the meaning set forth in
Section 2.01(c)(iii).

         "Transferred OMEGA Accounts" has the meaning set forth in Section 2.01(a)(i).

         "Transferred OMEGA Account Information" has the meaning set forth in
Section 2.01(a)(iii).

         "Transferred Employees" has the meaning set forth in Section 3.02(c).

         "Transferred Wrap Accounts" has the meaning set forth in Section 2.01(b)(i).

         "Transferred Wrap Account Information" has the meaning set forth in
Section 2.01(b)(iii).

         "Undertaking" has the meaning set forth in Section 2.05(a)(i).

         "Underwriting Agreements" means principal underwriting agreements with any Registered Fund pursuant to which any Seller Entity or its Affiliate is the principal underwriter.

         "WARN Act" means the Worker Adjustment and Retraining Notification Act.

         "WARN Obligations" has the meaning set forth in Section 3.02(h).

         "Wrap Account" means, with respect to any Client, an account maintained by any Seller Entity on behalf of such Client pursuant to a Wrap Agreement.

         "Wrap Agreement" means, with respect to any Person, each Contract relating to "wrap" or similar services which are required to be disclosed on Schedule H to Form ADV, including such Contracts under the "OMEGA", "Strategic Asset Review", "Oppenheimer Investment Advisers", "Portfolio Advisory Services" and "Investment Advisory Services" wrap programs.

         "Wrap Assets" has the meaning set forth in Section 2.01(b).

         "Wrap Business" means the financial advisory, wrap, separate account, asset allocation and related businesses and activities of the Company and its Subsidiaries and Affiliates as conducted from and after November 30, 2002, other than the OMEGA Business and businesses and activities related to the management of, and provision of advisory services to, Funds.

         1.02  Certain Terms.

               (a) As used in this Agreement, the terms "affiliate" and "associate" have the respective meanings set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

               (b) The term "business day" means any day other than a Saturday, Sunday or other day on which the NYSE is not open for trading.

               (c) When used in this Agreement, the word "including" shall be deemed to mean "including, without limitation."

               (d) As used in this Agreement, the word "person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (e) Unless otherwise provided in this Agreement, all references to "dollars" or "$" shall be to U.S. dollars.

               (f) Unless otherwise provided, all references to Sections, Articles, Schedules and Exhibits shall be deemed to mean such Sections, Articles, Schedules or Exhibits "of this Agreement."

               (g) The terms defined in this Agreement have the meanings assigned to them and include the plural as well as the singular and the pronouns of either gender or neuter, shall include, as appropriate, the other pronoun forms.

                                  ARTICLE II
                PURCHASE AND SALE OF ASSETS AND EQUITY INTERESTS
                ------------------------------------------------

         2.01 Assets to Be Sold.

               (a) First Closing. Upon the terms and subject to the conditions of this Agreement, at the First Closing provided for in Section 2.03 and for no separate consideration under this Agreement or the Brokerage Asset Purchase Agreement, subject to the allocation of the Purchase Price as provided for in the Brokerage Asset Purchase Agreement, Seller shall, and shall cause each other Seller Entity to, sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to Buyer (or to a Subsidiary of Buyer, as directed by Buyer), and Buyer (or such Subsidiary) shall purchase, acquire and assume from each Seller Entity, good and valid title in and to all of such Seller Entity's right, title and interest in and to all of the property and assets, real, personal or mixed, tangible or intangible (including goodwill), of every kind and description, wherever located (other than the Excluded Assets, the Wrap Assets and the Final Closing Assets) used primarily in or necessary to conduct the OMEGA Business (the "OMEGA Assets"), free and clear of any Liens other than Permitted Liens, including:

                    (i) each Seller Entity's rights with respect to the Eligible OMEGA Accounts as of the First Closing Date, other than the Excluded OMEGA Accounts (the "Transferred OMEGA Accounts");

                    (ii) each Seller Entity's rights under any Wrap Agreements or other agreements related to the Transferred OMEGA Accounts, including each Seller Entity's rights as to all guarantees, warranties and indemnities related thereto;

                    (iii) with respect to the Transferred OMEGA Accounts, but subject to applicable privacy laws:

                    (A) all material information relating to each Transferred
             OMEGA Account (all such information, the "Transferred OMEGA Account Information"); and

                    (B) all rights granted by Clients to use Transferred OMEGA
             Account Information, including all Client instructions and consents with respect to solicitation;

                    (iv) each such Seller Entity's rights with respect to the accrued and unpaid fees with respect to the Transferred OMEGA Accounts;

                    (v) except to the extent previously transferred to Buyer under the Brokerage Asset Purchase Agreement, all equipment, furniture, fixtures, improvements and all other tangible personal property used primarily in or necessary to conduct the OMEGA business as set forth on
     Schedule I, provided that any such property which is identified by Buyer and Seller as being used in more than one business unit shall be transferred to Buyer at the Final Closing;

                    (vi) each such Seller Entity's rights under all Assumed Contracts as set forth in the applicable Undertaking used primarily in or necessary to conduct the OMEGA Business;

                    (vii) all Permits received by or issued to any Seller Entity or any employee or officer thereof to own, or lease and operate the Transferred OMEGA Accounts or otherwise used primarily in or necessary to conduct the OMEGA Business;

                    (viii) Trademarks and Intellectual Property, together with all additions, modifications, updates and enhancements used primarily in or necessary to conduct the OMEGA Business;

                    (ix) except to the extent previously transferred to Buyer under the Brokerage Asset Purchase Agreement and subject to Section 3.05, the Books and Records applicable to the OMEGA Business, provided that any such Books and Records which are identified by Buyer and Seller as being used in more than one business unit shall be transferred to Buyer at the Final Closing; and

                    (x) such prepaid fees and expenses and other assets as Buyer and Seller shall mutually agree as necessary and appropriate for the operation by Buyer of the OMEGA Business.

               (b) Second Closing. Upon the terms and subject to the conditions of this Agreement, at the Second Closing provided for in Section 2.03 and for no separate consideration under this Agreement or the Brokerage Asset Purchase Agreement, subject to the allocation of the Purchase Price as provided for in the Brokerage Asset Purchase Agreement, Seller shall, and shall cause each other Seller Entity to, sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to Buyer (or to a Subsidiary of Buyer, as directed by Buyer), and Buyer (or such Subsidiary) shall purchase, acquire and assume from each Seller Entity, good and valid title in and to all of such Seller Entity's right, title and interest in and to all of the property and assets, real, personal or mixed, tangible or intangible (including goodwill), of every kind and description, wherever located (other than the Excluded Assets, the OMEGA Assets and the Final Closing Assets) used primarily in or necessary to conduct the Wrap Business (the "Wrap Assets"), free and clear of any Liens other than Permitted Liens, including:

                    (i) each Seller Entity's rights with respect to the Eligible Wrap Accounts as of the Second Closing Date, other than the Excluded Wrap Accounts (the "Transferred Wrap Accounts");

                    (ii) each Seller Entity's rights under any agreements related to the Transferred Wrap Accounts, including each Seller Entity's rights as to all guarantees, warranties and indemnities related thereto;

                    (iii) with respect to the Transferred Wrap Accounts, but subject to applicable privacy laws:

                    (A) all material information relating to each Transferred
             Wrap Account (all such information, the "Transferred Wrap Account Information");

                    (B) all rights granted by Clients to use Transferred Wrap
             Account Information, including all Client instructions and consents with respect to solicitation;

                    (iv) each such Seller Entity's rights with respect to the accrued and unpaid fees with respect to the Transferred Wrap Accounts;

                    (v) except to the extent previously transferred to Buyer under the Brokerage Asset Purchase Agreement, all equipment, furniture, fixtures, improvements and all other tangible personal property used primarily in or necessary to conduct the Wrap Business as set forth on
     Schedule II, provided that any such property which is identified by Buyer and Seller as being used in more than one business unit shall be transferred to Buyer at the Final Closing;

                    (vi) each such Seller Entity's rights under all Assumed Contracts as set forth in the applicable Undertaking used primarily in or necessary to conduct the Wrap Business;

                    (vii) all Permits received by or issued to any Seller Entity or any employee or officer thereof to own, or lease and operate the Transferred Wrap Accounts or otherwise used primarily in or necessary to conduct the Wrap Business;

                    (viii) Trademarks and Intellectual Property, together with all additions, modifications, updates and enhancements used primarily in or necessary to conduct the Wrap Business;

                    (ix) except to the extent previously transferred to Buyer under the Brokerage Asset Purchase Agreement or the First Closing and subject to Section 3.05, the Books and Records applicable to the Wrap Business, provided that any such Books and Records which are identified by Buyer and Seller as being used in more than one business unit shall be transferred to Buyer at the Final Closing; and

                    (x) such prepaid fees and expenses and other assets as Buyer and Seller shall mutually agree as necessary and appropriate for the operation by Buyer of the Wrap Business.

               (c) Final Closing. Upon the terms and subject to the conditions of this Agreement, at the Final Closing provided for in Section 2.03 and, except as provided below in this Section 2.01(c), for no separate consideration under this Agreement or the Brokerage Asset Purchase Agreement, subject to the allocation of the Purchase Price as provided for in the Brokerage Asset Purchase Agreement, Seller shall, and shall cause each other Seller Entity to, sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to Buyer (or to a Subsidiary of Buyer, as directed by Buyer), and Buyer (or such Subsidiary) shall purchase, acquire and assume from each Seller Entity, good and valid title in and to all of such Seller Entity's right, title and interest in and to all of the property and assets, real, personal or mixed, tangible or intangible (including goodwill), of every kind and description, wherever located (other than the Excluded Assets, the OMEGA Assets, and the Wrap Assets) used primarily in or necessary to conduct the Asset Management Business (the "Final Closing Assets", and collectively with the OMEGA Assets and the Wrap Assets, the "Asset Management Assets"), free and clear of any Liens other than Permitted Liens, including:

                    (i) each such Seller Entity's rights with respect to the Eligible Client Accounts as of the Final Closing Date, other than the Excluded Accounts, Eligible OMEGA Accounts and Eligible Wrap Accounts (the "Transferred Final Accounts");

                    (ii) each such Seller Entity's rights under the Advisory and Wrap Agreements and other agreements related to the Transferred Final Accounts, including such Seller Entity's rights as to all guarantees, warranties and indemnities related thereto;

                    (iii) with respect to the Transferred Final Accounts, but subject to applicable privacy laws:

                    (A) all material information relating to each Final
             Transferred Account (all such information, the "Transferred Final Account Information");

                    (B) all rights granted by Clients to use Transferred Final
             Account Information, including all Client instructions and consents with respect to solicitation;

                    (iv) each such Seller Entity's rights with respect to the accrued and unpaid fees (together with accrued and unpaid fees transferred pursuant to Section 2.01(a)(iv) or 2.01(b)(iv), the "Accrued Fees") with respect to the Transferred Final Accounts;

                    (v) except to the extent transferred at the First Closing or the Second Closing, all equipment, furniture, fixtures, improvements and all other tangible personal property used primarily in or necessary to conduct the Asset Management Business as set forth on Schedule III (together with such property set forth on Schedules I and II, the "Acquired Property");

                    (vi) except to the extent transferred at the First Closing or the Second Closing, each such Seller Entity's rights under all Assumed Contracts as set forth in the applicable Undertaking;

                    (vii) except to the extent transferred at the First Closing or the Second Closing, all Permits received by or issued to each such Seller Entity or any employee or officer thereof to own, or lease and operate the Asset Management Business and to conduct the Asset Management Business;

                    (viii) except to the extent transferred at the First Closing or the Second Closing, Trademarks and Intellectual Property, together with all additions, modifications, updates and enhancements;

                    (ix) except to the extent previously transferred to Buyer under the Brokerage Asset Purchase Agreement or at the First Closing or the Second Closing and subject to Section 3.05, the Books and Records;

                    (x) except to the extent transferred at the First Closing or the Second Closing, such prepaid fees and expenses and other assets as Buyer and Seller shall mutually agree as necessary and appropriate for the operation by Buyer of the Asset Management Business; and

                    (xi) all Purchased Investments, provided that the purchase price for such Purchased Investments shall be as provided in Section 2.04.

               (d) Such sales, conveyances, assignments, transfers and deliveries under Section 2.01 and Section 2.02 shall be effected by delivery by or on behalf of each Seller Entity to Buyer or its designees of (i) a duly executed bill of sale and other appropriate documents of transfer in a form to be mutually agreed (the "Bill of Sale"); and (ii) a duly executed assignment of Trademarks and Intellectual Property, including patents, trademarks, trade names, copyrights and licenses and applications therefor, in recordable form and otherwise in a form to be mutually agreed and a duly executed assignment of each Investment otherwise in a form to be mutually agreed (such assignments and other documents of transfer, together with the Bill of Sale the "Instruments of Assignment") as shall be necessary to vest in Buyer good and valid title to the Asset Management Assets and the Equity Interests, in each case free and clear of any and all liabilities, obligations and Liens, except the Assumed Liabilities and Permitted Liens.

         2.02 Equity Interests to Be Sold. Upon the terms and subject to the conditions of this Agreement and the Brokerage Asset Purchase Agreement, at the Final Closing, the applicable Seller Entities hereby agree to sell to Buyer, free and clear of all Liens, and Buyer hereby agrees to purchase from the applicable Seller Entities, all of the Equity Interests, including, for the avoidance of doubt, all rights of such Seller Entities in respect of Advisory Agreements.

         2.03 Closings. (a) The First Closing (the "First Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, at 10:00 a.m., Eastern time, on January 20, 2003 or such earlier date or dates as Buyer may specify, or, if the conditions to the First Closing set forth in Articles VII and VIII shall not have been satisfied or waived by any such date or dates, as soon as practicable after such conditions shall have been satisfied, or such other date and time as shall be mutually agreed upon in writing by the parties hereto. The date on which the First Closing actually occurs is referred to herein as the "First Closing Date."

               (b) The Second Closing (the "Second Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, at 10:00 a.m., Eastern time, on or about March 31, 2003 or, if the conditions to the Second Closing set forth in Articles VII and VIII shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied, or such other date and time as shall be mutually agreed upon in writing by the parties hereto. The date on which the Second Closing actually occurs is referred to herein as the "Second Closing Date."

               (c) The Final Closing (the "Final Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY 10036, at 10:00 a.m., Eastern time, on or about April 30, 2003 or on such later date which is three (3) business days after the date on which the scheduled meetings with respect to the Registered Funds shall have occurred or, if the conditions to the Final Closing set forth in Articles VII and VIII shall not have been satisfied or waived by such date, as soon as practicable after such conditions shall have been satisfied, or such other date and time as shall be mutually agreed upon in writing by the parties hereto. The date on which the Final Closing actually occurs is referred to herein as the "Final Closing Date."

         2.04 Certain Investments. Upon the terms and subject to the conditions of this Agreement, at the Final Closing, Seller shall, and shall cause each other Seller Entity to, sell, convey, assign, transfer and deliver or cause to be sold, conveyed, assigned, transferred and delivered to Buyer (or to a Subsidiary of Buyer, as directed by Buyer), and Buyer (or such Subsidiary) shall purchase, acquire and assume from each such Seller Entity as applicable, good and valid title in and to all of such Seller Entity's right, title and interest in and to each of the Investments set forth on Schedule IV (the "Purchased Investments") for the purchase price specified therein, free and clear of any Liens other than Permitted Liens, provided that Seller shall not be obligated to sell, and Buyer shall not be obligated to purchase, any such Purchased Investment relating to any Fund as to which the requisite client Consents have not been obtained.

         2.05 Deliveries by the Parties. At each of the Applicable Closings, the parties shall deliver or cause to be delivered (unless delivered previously) the following:

             (a) Deliveries by Buyer:

                    (i) an undertaking by Buyer relating to the Assumed Liabilities in respect of the Applicable Closing in the form used in connection with the Brokerage Closing (each, an "Undertaking"); and

                    (ii) all other documents, certificates, instruments or writings required to be delivered by Buyer or its Subsidiaries at or prior to the Applicable Closing, pursuant to this Agreement or otherwise required in connection herewith.

               (b) Deliveries by the Seller Entities:

                    (i) the Instruments of Assignment;

                    (ii) subject to Section 3.05, the Books and Records; and

                    (iii) the officer's certificate referred to in Section 6.11.

               (c) all other documents, certificates, instruments or writings required to be delivered by any Seller Entity or any of such Seller Entity's Subsidiaries at or prior to the Applicable Closing, pursuant to this Agreement or otherwise required in connection herewith.

         2.06 Assumed Liabilities; Excluded Liabilities.

               (a) On the Applicable Closing Date, Buyer shall assume, perform and discharge when due each Seller Entity's obligations (i) under Contracts transferred to Buyer pursuant to Section 2.01(a), (b) or (c), as applicable, and set forth in the Undertaking in respect of the Applicable Closing (collectively, the "Assumed Contracts") required under the terms of such Assumed Contracts to be performed after the Applicable Closing Date, (ii) with respect to the Deferred Compensation Plan as set forth in Section 3.02(f) required under the terms of such Deferred Compensation Plan to be performed after such date and (iii) reserved against in the most recent balance sheet in the Financial Statements or otherwise constituting normal trade payables incurred in the ordinary course of the Asset Management Business after the date thereof consistent in nature and amount with past practices thereof to the extent related to the OMEGA Assets, Wrap Assets or Final Closing Assets, as the case may be, in each case as set forth in Section 2.06 of the Seller Disclosure
Schedule in respect of each Applicable Closing, provided that the liabilities assumed hereunder shall in no event include any costs, expenses or other liabilities relating to the negotiation and consummation of the transactions contemplated by the Brokerage Asset Purchase Agreement or this Agreement and including any Consents relating thereto.

               (b) Notwithstanding any other provision hereof, except as expressly assumed pursuant to Section 2.06(a) (the "Assumed Liabilities"), neither Buyer Parent nor Buyer has agreed to pay, and shall not be required to assume, shall have no liability or obligation with respect to, and shall be indemnified in accordance with Article X by Seller for, any liability or obligation, direct or indirect, known or unknown, absolute, contingent or accrued, with respect to the Asset Management Business, including liabilities of any Seller Entity, any of their respective Subsidiaries or the Asset Management Assets (the "Excluded Liabilities") including (i) any liability, responsibility or obligation that is attributable to any Excluded Asset; (ii) any liability, responsibility or obligation relating to the Asset Management Assets or the Asset Management Business arising out of any event, circumstance or condition occurring or existing prior to the Applicable Closing; (iii) any liability, responsibility or obligation arising out of (A) any suit, action, proceeding, arbitration, mediation, inquiry or investigation pending or threatened as of, or arising out of any event, circumstance or condition occurring or existing prior to, the Applicable Closing; or (B) any actual or alleged violation of Law prior to the Applicable Closing; (iv) any Retained Employee Liability; (v) except as expressly set forth in Section 3.02, any liability, responsibility or obligation with respect to the operation or maintenance of any employment or benefit plan, program or agreement or arrangement provided by Seller or any related entity after the Applicable Closing Date and (vi) any liability, responsibility or obligation for (A) Taxes of Seller or any of its Affiliates or (B) Taxes attributable to the OMEGA Assets, Wrap Assets or Final Closing Assets, as the case may be, relating to any period or any portion of any period ending prior to the Applicable Closing Date for such assets including any Taxes upon or arising out of the distribution or other transfer by any Seller Entity to Seller or for the account of any Affiliate of the Seller Investments as contemplated by Section
6.01. Subject to Section 2.09, Seller hereby agrees to pay, perform and discharge when due, any and all of the Excluded Liabilities.

         2.07 Excluded Assets. Notwithstanding any other provision hereof, no Seller Entity shall sell or deliver to Buyer, and Buyer shall not purchase or acquire from any Seller Entity and neither Buyer Parent nor Buyer shall have liability or obligation with respect to, (a) any Excluded Account, (b) except as provided in Section 2.01, any Company names, marks, (c) asset management services for Excluded Accounts, (d) asset management and private client business or services for any directors, officers and employees of any Seller Entity other than to the extent it is determined by Seller that such services may be provided by Buyer to such directors, officers or employees under Applicable Law or the relevant compliance manual and (e) any insurance policies owned by Seller, excluding such policies, if any, which provide coverage to any Fund (the "Excluded Assets"). Notwithstanding Section 2.01, Seller and Buyer agree to cooperate in good faith to determine the appropriate manner and timing of the transfer or assignment of the accounts of any Transferred Employees to Buyer.

         2.08 Consent of Third Parties. To the extent that the sale, conveyance, transfer or assignment of any Asset Management Asset or Equity Interest requires the consent of a third party, this Agreement shall not constitute an agreement to consummate such sale, conveyance, transfer or assignment if such consummation would constitute a breach or violation thereof or adversely affect Buyer's rights thereunder. Seller agrees to use its reasonable best efforts (with no obligation to pay any fee to any third party from whom any consent or approval is sought or any costs and expenses of such third party in providing such consent or approval) to obtain such consents prior to the Applicable Closing Date in accordance with Sections 6.04 and 6.12. Except with respect to any Client consents contemplated by Section 6.12, to the extent that any such consent is not obtained prior to the Applicable Closing Date, (i) Seller shall use reasonable best efforts (with no obligation to pay any fee to any third party from whom any consent or approval is sought or any costs and expenses of such third party in providing such consent or approval) to (A) obtain any such consent after the Applicable Closing Date, (B) to the extent reasonably practicable, provide or cause to be provided to Buyer the benefits of any such Asset Management Asset or Equity Interest for which such consent or waiver has not been obtained, (C) cooperate in any arrangement, reasonable and lawful as to Seller and Buyer, designed to provide such benefits to Buyer, (D) enforce for the account of Buyer any rights of Seller arising from such Asset Management Asset or Equity Interest for which such consent has not been obtained against the other party, including, without limitation, the right to elect to terminate in accordance with the terms thereof on the advice of Buyer, and (E) Seller shall pay, defend, indemnify and hold Buyer harmless from any liability suffered by Buyer as a result of any failure of Seller to obtain such consent whether before or after the Applicable Closing Date; and
(ii) Buyer shall use reasonable best efforts to perform the obligations of Seller arising under such Asset Management Asset or Equity Interest for which such consent has not been obtained, to the extent that by reason of the transactions consummated pursuant to this Agreement, Buyer has control over the resources necessary to perform such obligations. Except with respect to any Client consents contemplated by Section 6.12, nothing in this Section 2.08 shall be deemed (i) a waiver by Buyer of its rights to have received on or before the Applicable Closing Date an effective assignment of all of the Asset Management Assets and Equity Interests, (ii) a waiver by Buyer of its rights to have each condition to each Applicable Closing set forth in Article VIII satisfied on the Applicable Closing Date or (iii) to constitute an agreement to exclude from the Asset Management Assets any properties, assets or rights described under Section 2.01 or limit or affect the representations, warranties and covenants of Seller Parent or any Seller Entity in this Agreement.

         2.09 Post-Closing Adjustment. Seller, Buyer Parent and Buyer agree that (a) if there is a Net Profit, such Net Profit shall be for the benefit of Seller and a payment shall be made by Buyer to Seller as soon as practicable following (and subject to the occurrence of) the Final Closing Date solely to the extent that Seller has not already received such Net Profit and (b) if there is a Net Loss, Buyer shall make a payment to Seller as soon as practicable following (and subject to the occurrence of) the Final Closing Date equal to such Net Loss multiplied by the AA Transfer Percentage.

                                  ARTICLE III
                                RELATED MATTERS
                                ---------------

         3.01 [Reserved.]

         3.02 Employees; Employee Benefits.

               (a) Business Employees. Section 3.02(a) of the Seller Disclosure Schedule sets forth a true and complete list of all employees of the Asset Management Business as of the date hereof other than any employees transferred to Buyer at the Brokerage Closing Date (the "Business Employees") indicating each such employee's title, employer and business unit. Effective as of the Hire Date applicable to each Business Employee, such Business Employee shall cease to be an employee of Seller or an Affiliate of Seller. Buyer or an Affiliate of Buyer has offered employment to all Business Employees, in accordance with Section 3.02(b), (i) in substantially the same position, (ii) in the same city, (iii) with the same base salary, and (iv) with the same vacation policy applicable to each such Business Employee as of the applicable Hire Date. Notwithstanding the foregoing or any other provision of this Agreement, Buyer's offer to any Business Employee who is on short-term or long-term disability or any approved leave of absence (each an "Inactive Employee") as of the applicable Hire Date is conditioned on such Inactive Employee's being ready and able to return to work within six months following the applicable Hire Date, and such an Inactive Employee shall not become an employee of Buyer or an Affiliate of Buyer unless and until they are ready and able to work as of a date within six months of the applicable Hire Date. Prior to the date Inactive Employees are hired by Buyer or an Affiliate of Buyer, such Inactive Employees shall be retained as employees of Seller, but only for such period as an individual on short-term or long-term disability or approved leave of absence, respectively, would normally remain an employee in the absence of this transaction, and Seller shall continue to provide such Inactive Employees for the period that they remain employees of the Seller with such benefits as Seller or an Affiliate of Seller was providing on the applicable Hire Date to employees on long-term disability leave, short-term disability leave or approved leave of absence, respectively. Seller shall remain and be solely responsible for any severance or other liability of any nature attributable to the cessation of employment of Business Employees with the Seller, regardless of the date such cessation occurs; provided, however, that Seller's retention of such responsibility and liability shall not preclude Seller from seeking recourse against the Buyer or an Affiliate of Buyer for any breach of Buyer's covenants in this Section 3.02, it being understood that Seller shall retain all such responsibility and liability to the extent that the business unit to which such Business Employee relates was not transferred as contemplated hereunder. Subject to the provisions of this Section 3.02, as of the applicable Hire Date, Buyer shall assume responsibility for all salary, bonus, commission costs, benefits and other employment related costs accrued on and after the applicable Hire Date with respect to each Transferred Employee. Seller shall not take, and shall cause each of its Affiliates not to take, any action that would impede, hinder, interfere or otherwise compete with Buyer's or an Affiliate of Buyer's effort to hire or retain any Business Employee.

               (b) Offers of Employment from Buyer. Buyer or an Affiliate of Buyer has extended offers of employment to all Business Employees in accordance with the provisions of Section 3.02(a).

                    (i) The terms of each offer specified that (except in the case of Inactive Employees) the offer was deemed accepted unless the Business Employee delivered a written rejection of the offer to Buyer no later than December 16, 2002. Buyer has provided Seller with a complete list of Business Employees who have rejected Buyer's offer of employment. The terms of the offers further specified that the effective date of employment with Buyer or an Affiliate of Buyer pursuant to the offer is contingent upon whether the Business Employee is an Inactive Employee on the applicable Hire Date. Business Employees who fail to timely reject an offer of employment from Buyer, and who are not Inactive Employees, shall become employees of Buyer on the applicable Hire Date.

                    (ii) The terms of each offer specified that each Business Employee who is an Inactive Employee on the applicable Hire Date shall be deemed to accept Buyer's offer and shall become an employee of Buyer or an Affiliate of Buyer as soon as reasonably practicable after the date Seller notifies Buyer that such individual has notified Seller that he or she is ready and able to return to work, provided that (x) such notice to Buyer is given within six months of the otherwise applicable Hire Date and (y) on or prior to the time the Inactive Employee gives notice to the Seller that he or she is ready to return to work, he or she has not expressly rejected Buyer's offer. Inactive Employees who reject Buyer's offer shall be deemed to have resigned their employment with Seller.

               (c) Transferred Employees. Effective as of the applicable Hire Date, except as expressly provided herein, Buyer shall cause each Business Employee who accepts and commences employment with Buyer or an Affiliate of Buyer as of the applicable Hire Date (the "Transferred Employees") to be provided with compensation and benefits that shall, in the aggregate, in Buyer's reasonable judgment be substantially equivalent to the compensation and benefits provided by Buyer to its similarly situated employees; provided, however, that for a period of one year following the applicable Hire Date, each Transferred Employee shall be entitled to remain in substantially the same position, with the same base salary and same vacation policy as maintained by Seller as of the applicable Hire Date as set forth on Section 3.02(c) of the Seller Disclosure Schedule (as updated by Seller after the date hereof), provided that such employee remains employed by Buyer or an Affiliate of Buyer; and provided, further, to the extent that substantially all the business unit to which a Business Employee relates was not transferred as contemplated in
Article II, Seller shall remain and be solely responsible for all severance and other liability of any nature attributable to the cessation of employment of such Business Employee with the Seller regardless of the date such cessation occurs. Nothing herein shall be construed as guaranteeing employment for any specific period of time or altering the at-will employment status of any employee. For a transition period, if any, commencing on the applicable Hire Date and ending on the sixtieth (60th) day following the closing date of the transactions contemplated by the Brokerage Asset Purchase Agreement (subject to possible extension (or earlier termination) in accordance with the provisions of the Transition Services Agreement contemplated by the Brokerage Asset Purchase Agreement) (the "Transition Period"), subject to limitations in and requirements of Applicable Laws and applicable plans and contracts, Seller or an Affiliate of Seller shall use its reasonable best efforts to cause Transferred Employees, (and Inactive Employees who commence employment with the Buyer or an Affiliate of Buyer during the Transition Period) to continue to be provided with the health and welfare benefits specified in the Transition Services Agreement in accordance with the terms thereof, and Buyer shall pay Seller or an Affiliate of Seller in respect thereof as detailed in the Transition Services Agreement. If Seller or an Affiliate of Seller, using reasonable best efforts is unable to continue to provide such coverage, Buyer or an Affiliate of Buyer shall make available to such employees health and welfare plan coverage that is substantially equivalent to the coverage then provided by Buyer to its similarly situated employees, with no break in coverage. Buyer shall not assume responsibility for the provision of benefits to any Business Employee until such employee commences employment with Buyer or an Affiliate of Buyer. Buyer shall not be precluded from modifying its employment agreements, plans, policies and practices as to its employees generally on or after the applicable Hire Date, provided that such changes apply to all Buyer employees who are similarly situated to the Transferred Employees, and further provided that (A) for a period of one year after the applicable Hire Date Buyer shall continue to provide to each Transferred Employee the same base salary and the same vacation policy as provided by Seller as of immediately prior to the applicable Hire Date, provided that such employee remains employed by Buyer or an Affiliate of Buyer; and (B) the recognition of prior service, as described in Section 3.02(d), shall not be eliminated. Buyer shall be solely liable in accordance with Section 3.02(g) for the provision of COBRA benefits to any Transferred Employee who is terminated by Buyer (or otherwise incurs a qualifying event) during the Transition Period. Inactive Employees who commence employment with the Buyer or an Affiliate of Buyer shall be treated as if such employees were Transferred Employees and shall be subject to the terms and conditions of this Section 3.02, taking into account their later commencement of employment date with the Buyer or an Affiliate of Buyer.

               (d) Credit for Service. Buyer shall permit Transferred Employees to participate in all Buyer plans in which participation is open to similarly situated employees of Buyer at comparable levels for such similarly situated employees, except where such participation in Buyer plans would result in a duplication of benefits for such Transferred Employee, and Buyer shall cause the Transferred Employees to be given full credit for all service with Seller or an Affiliate of Seller prior to the applicable Hire Date for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plans or arrangements of Buyer or an Affiliate of Buyer or any plans of Seller that are assumed by or maintained by Buyer in which such Transferred Employees participate after the applicable Hire Date, to the same extent such service was recognized by Seller or an Affiliate of Seller immediately prior to the applicable Hire Date; provided, however, that such service need not be recognized for purposes of benefit accruals under any defined benefit plan maintained by Buyer or an Affiliate of Buyer, nor shall such service be recognized to the extent it would result in duplication of benefits. Buyer or an Affiliate of Buyer shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Transferred Employees under any welfare plan in which such employees may be eligible to participate after the applicable Hire Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the applicable Hire Date under the corresponding welfare plan of Seller or an Affiliate of Seller in which such Transferred Employees participate immediately prior to the applicable Hire Date, and (ii) for the plan year in which the applicable Hire Date occurs, provide each Transferred Employee with credit for any co-payments and deductibles paid prior to the applicable Hire Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which such employees are eligible to participate after the applicable Hire Date, as if those deductibles or co-payments had been paid under the welfare plans in which such employees are eligible to participate after the applicable Hire Date.

               (e) 401(k) Plan. Seller shall take such actions as may be necessary to ensure that all Transferred Employees are, as of the applicable Hire Date, 100% vested in their account balances under the Seller 401(k) Savings Plan and the Oppenheimer Capital Accumulation 401(k) Plan (collectively the "Seller 401(k) Plans"), and shall contribute to the Seller 401(k) Savings Plan, within two weeks of the applicable Hire Date, such additional matching contributions, if any, required for each Transferred Employee in accordance with the terms and conditions of the Seller 401(k) Savings Plan for the portion of the Plan year in which the applicable Hire Date occurs during which such Transferred Employees were employed by Seller. Commencing with the applicable Hire Date, Transferred Employees shall be eligible to participate in Buyer's 401(k) plan, Buyer shall make any profit sharing contributions to such plan, on the same terms and conditions as for comparable employees of Buyer, recognizing their prior service to Seller and compensation from Seller, as service and compensation with Buyer.

               (f) Certain Plans.

                    (i) Effective as of the applicable Hire Date, Buyer shall, or shall cause an Affiliate of Buyer to, assume and maintain as plan sponsor and administrator and perform all obligations with respect to, the Seller's Executive Voluntary Deferred Compensation Plan (the "Deferred Compensation Plan"), as it applies to Transferred Employees. Between the date hereof and the applicable Hire Date, at Buyer's request, Seller shall provide a full and accurate report to Buyer as to the amounts accrued to date attributable to the Transferred Employees under the Deferred Compensation Plan. Seller shall transfer to Buyer, as of the close of business on the applicable Hire Date, securities attributable to each affected Transferred Employee's accounts under the Deferred Compensation Plan.

                    (ii) Subject to the limitations and requirements of Seller's Stock Participation Plan and various stock option plans maintained by Seller (the "Seller Equity Plans"), Seller shall recognize service with Buyer for the purposes of vesting and dividend distributions under the Seller Equity Plans after the applicable Hire Date as if it were service with Seller; provided, however, that Transferred Employees shall not be entitled to any new award under any Seller Equity Plan after the applicable Hire Date and provided, further, that nothing in this Section 3.02(f)(ii) shall be construed to affect or in any way limit (A) the operation or application of any change in control provisions in any Seller Equity Plan; or (B) any right to a dividend distribution to which a Transferred Employee is otherwise entitled as a result of the transactions contemplated herein.

                    (iii) As of the applicable Hire Date, Buyer shall allow Transferred Employees to participate in its flexible spending account program. At Buyer's request, Seller shall take such action as may be necessary to transfer to Fahnestock, subject to applicable law and those requirements that must be complied with to maintain favorable tax treatment, the positive net aggregate balances (i.e., actual salary reductions, less expenses incurred), if any, under Seller's Flexible Spending Account Program for each of the Transferred Employees. Each salary reduction election executed by a Transferred Employee for 2003 under Seller's Flexible Spending Account Program shall continue in effect for 2003 with respect to Buyer's flexible spending account program until such salary reduction election is revoked or amended by such Transferred Employee. Section 3.02(f)(iii) of the Seller Disclosure Schedule lists each Business Employee's flexible spending account salary reduction election made with respect to 2003.

               (g) COBRA. To the extent that any employee of Seller participates in a "group health plan" (within the meaning of Section 5000(b)(1) of the Code maintained by Seller ("Group Health Plan") and such employee incurs a qualifying event under Section 4980B of the Code on the applicable Hire Date on account of his or her termination of employment with Seller, as determined in accordance with applicable Treasury Regulations, Seller shall comply with all notice and continuation coverage requirements applicable to the Group Health Plans under Section 4980B of the Code known as COBRA ("COBRA Requirements") with respect to such employees and any "qualified beneficiaries" (as defined in Section 4980B of the Code)) under the group health plan in accordance with Section 4980B of the Code and the regulations thereunder, provided that if for any reason Buyer has not established a health plan that covers the Transferred Employees prior to the expiration of the Transition Period, and any such Transferred Employee elects COBRA coverage under Seller's health plans, Buyer shall pay the full COBRA premium on behalf of such Transferred Employee (except for the amount such Transferred Employee would have been required to pay as an active employee of Seller) and shall reimburse Seller to the extent that any claims paid for Transferred Employees electing COBRA exceed COBRA premiums and stop loss reimbursements. To the extent that a Covered Employee participates in a Group Health Plan on or after the applicable Hire Date, whether maintained by Seller during the Transition Period, or by Buyer at any time, and such employee incurs a qualifying event under Section 4980B of the Code after the applicable Hire Date, Buyer shall assume responsibility and shall comply with all COBRA Requirements with respect to such employees and any "qualified beneficiaries" (as defined in Section 4980B of the Code) under the Group Health Plan in accordance with Section 4980B of the Code and the regulations thereunder.

               (h) WARN Act. To the extent that any obligations might arise under the WARN Act or under any similar provision of any federal, state, regional, foreign, or local law, rule, or regulation (hereinafter referred to collectively as "WARN Obligations") as a consequence of the transactions contemplated by this Agreement, Seller shall be responsible for any WARN Obligations arising as a result of any employment losses occurring on or prior to any Hire Date except to the extent such losses are attributable to Buyer's material failure to perform any of the covenants described herein.

               (i) Accrued Obligations. Seller shall be solely responsible for all obligations and liabilities accrued prior to the applicable Hire Date of each Business Employee, including, (i) payroll and fringe benefits, (ii) earned bonuses and incentive compensation, (iii) accrued vacation and holiday pay,
(iv) workers' compensation and (v) claims incurred under health plans. Buyer shall be solely responsible for all obligations and liabilities accrued following the applicable Hire Date of each Transferred Employee, including, (i) payroll and fringe benefits, (ii) earned bonuses and incentive compensation,
(iii) accrued vacation and holiday pay, (iv) workers' compensation and (v) claims incurred under health plans; provided, however, that Seller shall remain liable and responsible for payments to Transferred Employees of any annual incentive compensation bonuses for fiscal year 2002 as determined in accordance with the applicable bonus plans maintained by Seller in which the Transferred Employees participate as of the applicable Hire Date; and provided, further, that with respect to any such bonuses earned for Seller's fiscal year 2003, Seller shall transfer to Buyer a cash amount equivalent to the sum of 1/6ths of the actual fiscal year 2002 bonus payment awarded to each Transferred Employee and Inactive Employee (subject to a pro rata reduction for any period in which any Inactive Employee was not entitled to a bonus payment during Seller's fiscal year 2003), within ten (10) business days following confirmation of acceptance of the employment offer made to each such individual from Buyer or an Affiliate of Buyer; and provided, further, to the extent that substantially all the business unit to which a Business Employee relates was not transferred as contemplated in Article II, Seller shall remain and be solely responsible for all severance and other liability of any nature attributable to the cessation of employment of such Business Employee with the Seller regardless of the date such cessation occurs. Subject to receiving the funds, if any, payable by Seller under this paragraph, Buyer shall assume all liability for bonus obligations payable to the Transferred Employees beginning November 1, 2002 through the applicable Hire Date, and Buyer shall pay each employee the 1/6ths amount transferred by Seller in respect of such employee (less applicable withholdings specific to this payment) on or prior to the time Buyer makes bonus payments in respect of fiscal year 2003.

               (j) Retained Liabilities. Seller shall retain and be solely responsible for (i) all employment-related obligations and liabilities (including all obligations and liabilities under the WARN Act and COBRA, if any) relating to each employee, officer, director or consultant of the Asset Management Business who is not a Business Employee and each Business Employee (and his dependents or beneficiaries) with respect to whom Buyer has fulfilled its obligations under this Section 3.02 to offer or transfer employment, but who does not become a Transferred Employee (including any Business Employee who declines employment with Buyer or an Affiliate of Buyer or who does not return to work from a disability or other leave of absence within six (6) months following the applicable Hire Date) (a "Retained Employee") and (ii) all compensation and benefit obligations and employment law claims of Transferred Employees and other Business Employees who commence employment with the Buyer or an Affiliate of the Buyer to the extent arising from events or conditions that existed prior to the time as of which such employee commenced employment with the Buyer or an Affiliate of Buyer ((i) and (ii) together, the "Retained Employee Liabilities") (provided, however, that Seller's retention of such responsibility and liability shall not preclude Seller from seeking recourse against the Buyer or an Affiliate of Buyer for any breach of Buyer's covenants in this Section 3.02). Buyer shall be solely liable for all compensation and benefit obligations and employment law claims of Transferred Employees and Inactive Employees who commence employment with Buyer or an Affiliate of Buyer arising from events or conditions that arise or occur on or after the time as of which they commence employment with the Buyer or an Affiliate of Buyer.

         3.03 Tax Matters. Transfer Taxes. Company and Buyer shall each be responsible for 50% of any and all Transfer Taxes which become payable in connection with the transactions contemplated by this Agreement. No later than five (5) days after the Applicable Closing Date, Company shall provide to Buyer a schedule (the "Transfer Tax Schedule") setting forth in reasonable detail the calculations of the amounts of such Transfer Taxes for Buyer's review and consent (which shall not be unreasonably withheld). Seller shall file all Tax Returns that must be filed in connection with payment of such Transfer Taxes and shall pay such Transfer Taxes in the ordinary course of its business. Company and Buyer agree to use reasonable best efforts to obtain a sale for resale or other Tax exemption where available and otherwise to minimize the amount of Transfer Taxes payable in connection with the transactions contemplated by this Agreement. Buyer shall provide a resale certification at Brokerage Closing or such other documents as may be reasonably requested by Company for the purpose of reducing any such Transfer Taxes.

               (a) Preparation and Filing of Tax Returns; Payment of Taxes.

                    (i) The Seller shall prepare and file or cause to be prepared and filed at its own cost and expense (in a manner consistent with past practice, except as required by Applicable Law), on a timely basis (including extensions) all Tax Returns of the Controlled Entities and all Tax Returns attributable to the OMEGA Assets, the Wrap Assets and the Final Closing Assets for all Pre-First-Closing Periods, Pre-Second-Closing Periods and Pre-Final-Closing Periods, as applicable. The Seller shall pay all Taxes shown to be due and payable on such Tax Returns.

                    (ii) Buyer shall prepare and file or cause to be prepared and filed on a timely basis (including extensions) all Tax Returns of the Controlled Entities and all Tax Returns attributable to the Asset Management Assets other than those provided for in Section 3.03(b)(i) of this Agreement. Subject to Section 3.03(c), Buyer shall pay all Taxes shown to be due and payable thereon.

               (b) Tax Indemnification.

                    (i) The Seller shall indemnify, defend and hold harmless Buyer from and against any and all costs, expenses (including reasonable attorneys', accountants', consultants' and experts' fees and expenses), other liabilities (including costs and fines), monetary obligations to third parties, expenditures, monetary judgments or awards payable or due to any other party that are imposed upon or otherwise incurred or suffered by the relevant Person ("Losses") asserted against, resulting to, imposed on, sustained, incurred or suffered by, or asserted against Buyer, directly or indirectly, by reason of or resulting from: (i) all Taxes imposed upon the Seller Entities or the Controlled Entities with respect to any Pre-First-Closing Period, Pre-Second-Closing Period or Pre-Final-Closing Period, as applicable, , including any such Loss arising, directly or indirectly, by reason of or resulting from any distribution or other transfer of the Seller Investments as contemplated by Section 6.01, other than with respect to items contemplated by Treasury Regulationss.1.1502-76(b)(1)(ii)(B), and all Taxes incurred by the Seller Entities or the Controlled Entities, other than with respect to items contemplated by Treasury Regulationss.1.1502-76(b)(1)(ii)(B), for any Straddle Period, as applicable, but only with respect to the portion of such Straddle Period ending on the close of the First Closing Date, Second Closing Date or Final Closing Date, as applicable, (ii) all Taxes other than with respect to items contemplated by Treasury Regulationss.1.1502-76(b)(1)(ii)(B) imposed upon Buyer attributable to the OMEGA Assets with respect to any Pre-First-Closing Period, attributable to the Wrap Assets with respect to any Pre-Second-Closing Period and attributable to the Final Closing Assets with respect to any Pre-Final-Closing Period, as applicable, and any Straddle Period, but only with respect to the portion of such Straddle Period ending on the close of the Applicable Closing Date, (iii) any Taxes other than with respect to items contemplated by Treasury Regulationss.1.1502-76(b)(1)(ii)(B) imposed on any of the Controlled Entities underss.1.1502-6 of the Treasury Regulations attributable to any Pre-First-Closing Period, Pre-Second-Closing Period or Pre-Final-Closing Period, as applicable, and the portion of any Straddle Period ending on the Applicable Closing Date,
     (iv) the portion of any Transfer Taxes that are the responsibility of Company pursuant to Section 3.03(a) of this Agreement, (v) any breach or inaccuracy in any representation contained in Section 4.17 or (vi) any breach or failure by the Seller to perform (or cause to be performed) any of the covenants or agreements set forth in this Section 3.03.

                    (ii) Buyer shall indemnify, defend and hold harmless the Seller from and against any and all Losses asserted against, resulting to, imposed on, sustained, incurred or suffered by, or asserted against the Seller, directly or indirectly, by reason of or resulting from (i) any and all Taxes imposed upon any of the Seller Entities or the Controlled Entities, (ii) any and all Taxes attributable to the Asset Management Assets, in the case of clauses (i) and (ii) with respect to (x) any Post-First-Closing Period, Post-Second-Closing Period or Post-Final-Closing Period, as applicable, and, with respect to any item contemplated by Treasury Regulationss.1.1502-76(b)(1)(ii)(B), a Pre-First-Closing Period, Pre-Second-Closing Period or Pre-Final-Closing Period and (y) the portion of any Straddle Period beginning after the Applicable Closing Date; (iii) the portion of any Transfer Taxes that are the responsibility of Buyer pursuant to Section 3.03(a) of this Agreement; and (iv) any breach or failure by Buyer to perform (or cause to be performed) any of the covenants or agreements set forth in this Section 3.03.

                    (iii) All amounts payable or to be paid under this Section
     3.03 (the "Tax Indemnity Payments") shall be paid in immediately available funds within fifteen (15) business days after the later of (i) receipt of a written request from the party entitled to such Tax Indemnity Payment and (ii) the day of payment of the amount that is the subject of the Tax Indemnity Payment by the party entitled to receive the Tax Indemnity Payment.

                    (iv) Notwithstanding any other provision in this Agreement, for purposes of determining liability under this Section 3.03 with respect to any Taxes arising out of, or attributable to, or resulting from any inaccuracy in or breach or nonperformance of any of the representations or warranties of any of the Seller Entities or Seller in Section 4.17 or any covenant or agreement of any of the Buyer, Seller Entities or Seller contained in this Section 3.03, no effect shall be given to any exception in such representations and warranties or any such covenant or agreement relating to materiality or Material Adverse Effect.

               (c) Tax Indemnification Procedures.

                    (i) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") shall be delivered or sent to or commenced or initiated against the Seller Entities, Seller or Buyer by any taxing authority with respect to Taxes for which one party to this Agreement is entitled to indemnification from another party, the receiving party shall promptly notify the other party in writing of the Tax Claim along with a copy of the relevant Tax Claim notice; provided, that the failure by any party to notify another party promptly of any such notice shall not release the other party from its obligations under this Section 3.03 in whole or in part except to the extent that the other party is materially and adversely prejudiced as a consequence of such failure.

                    (ii) Seller shall control all Tax Claims with respect to all Pre-First-Closing Periods, Pre-Second-Closing Periods or Pre-Final-Closing Periods, and Buyer agrees to cooperate reasonably with Seller in pursuing such contests. With respect to Tax Claims for which the Seller would be liable to indemnify Buyer, the Seller may, upon written notice to the Buyer (such written notice to be provided within the shorter of (i) forty-five (45) days after notice thereof has been given to the Seller and (ii) three (3) business days prior to the date required to answer or respond to any such claim), assume and control the defense of such Tax Claim at its own cost and expense and with its own counsel and Buyer agrees to cooperate reasonably with the Seller in pursuing such contest. If the Seller elects to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein, (a) the Seller shall consult with Buyer and shall not enter into any settlement with respect to any such Tax Claim without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed, provided, however, that if such settlement could increase the Tax liability of Buyer or of the Controlled Entities for any other taxable period, without the consent of Buyer; (b) the Seller shall keep Buyer informed of all material developments and events relating to such Tax Claim (including promptly forwarding copies to Buyer of any related correspondence and providing Buyer with a reasonable opportunity to review and comment on any related correspondence prior to being sent by the Seller to any tax authority); and (c) at its own cost and expense, Buyer shall have the right to participate in (but not to control) the defense of such Tax Claim. (iii) In connection with the contest of any Tax Claim that relates to (a) any Post-First-Closing Period, Post-Second-Closing Period or Post-Final-Closing Period, (b) any Straddle Period and (c) any Tax Claim that the Seller has the ability to control pursuant to Section 3.03(d)(ii) but does not timely elect to control pursuant to such section, such contest shall be controlled by Buyer, and the Seller agrees to cooperate reasonably with Buyer in pursuing such contest. In connection with any such contest that relates to (b) or (c) above, Buyer shall keep the Seller informed of all material developments and events relating to such Tax Claim and the Seller, at its own cost and expense, shall have the right to participate (including participation in any relevant meetings) in (but not control) the defense of such Tax Claim. In the case of a Tax Claim described in (b) or (c) above, the Buyer shall consult with the Seller and shall not enter into any settlement with respect to any such Tax Claim without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed.

                    (iv) Notwithstanding anything to the contrary contained herein, the procedure for indemnification claims with regard to Taxes or otherwise brought pursuant to this Section 3.03 shall be governed exclusively by this Section 3.03.

               (d) Conflicts; Survival. Notwithstanding any other provision of this Agreement to the contrary, the obligations of the parties hereto set forth in this Section 3.03 shall not be subject to any limitations contained in
Article X; provided, however, that the representations and warranties contained in Section 4.17 shall survive the Closing until ninety (90) days following the expiration of the applicable statute of limitations (taking into account all extensions thereof); provided, further, in the event notice for indemnification under Section 3.03(d) hereof shall have been given within the applicable survival period, the representation or warranty that is the subject of such indemnification claim shall survive until such time as such claim is finally resolved. In the event of a conflict between this Section 3.03 and any other provision of this Agreement, this Section 3.03 shall govern and control.

               (e) Tax Treatment. The parties hereto agree, unless otherwise required by Applicable Law, to treat any payment made pursuant to Article X or
Section 3.03 as an adjustment to the Purchase Price for all Tax purposes.

               (f) Tax Records. Buyer shall, at its own expense, preserve and keep the records in its possession or the possession of any affiliate of Buyer relating to the preparation of any Tax Return including the Seller Entities or the Funds for any Pre-First-Closing Period, Pre-Second-Closing Period or Pre-Final-Closing Period, as applicable, and such records as Seller may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for a period of ten years from the Applicable Closing Date and shall make such records available to Seller as may be reasonably required by Seller. In the event Buyer wishes to destroy such records after that time, Buyer shall first give ninety (90) days prior written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to Buyer within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice. Seller shall, at its own expense, preserve and keep the records in its possession or the possession of an affiliate of the Seller relating to the preparation of any Tax Return including the Seller Entities or the Funds for any Post-First-Closing Period, Post-Second-Closing Period or Post-Final-Closing Period, as applicable, and such records as Buyer may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return for a period of ten years from the Applicable Closing Date and shall make such records available to Buyer as may be reasonably required by Buyer. In the event the Seller wishes to destroy such records after that time, the Seller shall first give ninety (90) days prior written notice to Buyer and Buyer shall have the right at its option and expense, upon prior written notice given to the Seller within that ninety (90) day period, to take possession of the records within one hundred and eighty
(180) days after the date of such notice.

               (g) Assistance and Cooperation. Subject to Section 3.05, after the Applicable Closing, the Seller and Buyer shall:

                    (i) provide (and cause their respective Affiliates to provide) information reasonably requested by the other party for the purpose of preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Section 3.03;

                    (ii) cooperate reasonably in providing information reasonably requested for the preparation of any audits of, or disputes with taxing authorities regarding, any Tax Returns with respect to the Seller Entities or the Funds or the Asset Management Assets;

                    (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Seller Entities or the Funds or the Asset Management Assets; and

                    (iv) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any taxable period for which the other may have a liability under this Section 3.03.

         3.04 Mail Received After Closings. On and after the Applicable Closing Date, Buyer may receive and open all mail addressed to any Seller Entity and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Asset Management Business, the Asset Management Assets or any of the Assumed Liabilities.

         3.05 Books and Records. Except to the extent previously transferred to Buyer under the Brokerage Asset Purchase Agreement, Seller shall transfer to Buyer, as specified in Section 2.01 at the Applicable Closing, originals of all Books and Records (other than such Books and Records or any part thereof which are related solely to the Seller's or the Company's investment banking businesses) to the extent it is legally permitted to do so and copies of Books and Records (other than such Books and Records or any part thereof which are related solely to the Seller's or the Company's investment banking businesses) that it is prohibited by law from transferring to Buyer (including, without limitation, such Books and Records as may be required or necessary under Applicable Law). Buyer shall, after the Applicable Closing, (i) provide to Seller copies of and access to all Books and Records, including originals to the extent required, as reasonably requested by Seller and (ii) maintain or return to Seller all Books and Records for the periods that Seller or its Affiliates may be required (as specified in writing by Seller by June 30, 2003) to maintain same under Applicable Law. Seller shall, after the Applicable Closing, provide to Buyer copies of and access to all Books and Records as specified in Section 2.01, including originals to the extent required, as reasonably requested by Buyer to Buyer (including, without limitation, such Books and Records as may be required or necessary under Applicable Law). Notwithstanding the foregoing, Seller shall not be required to provide to Buyer copies of or access to any Tax Returns of Seller Parent or Company (including the consolidated U.S. federal income tax return of the affiliated group of which CIBC Delaware Holdings, Inc. is the common parent), except for the portion of such Tax Returns as shall relate to the Controlled Entities, the Asset Management Business or the Funds, as the case may be and which does not reveal any material information about the Seller Entities that is not related to the Asset Management Business or the Asset Management Assets.

         3.06 Accounts Receivable. Accounts receivable of Seller which are Excluded Assets which are received by the Buyer shall be promptly turned over to Seller. Seller acknowledges that Buyer shall have no duty to make efforts to collect any such accounts receivable.

         3.07 Schedules. The parties have agreed to execute and deliver this Agreement prior to the preparation, review and acceptance by Buyer Parent and Buyer of the Seller Disclosure Schedules. Promptly after such execution and delivery of this Agreement and in no case later than the January 15, 2003, Seller agrees to prepare (and update as necessary) such true and complete schedules and to deliver them to Buyer for its review. Buyer and Seller shall cooperate fully in connection with preparing such schedules. Such schedules shall be deemed part of this Agreement and incorporated herein only upon their written acceptance by Buyer. For the purpose of the rights and obligations of the parties hereunder, such Seller Disclosure Schedules shall not be deemed to have been disclosed as of the date of this Agreement and shall not in any way affect the rights and remedies of Buyer Parent or Buyer in respect of the representations and warranties made by Seller on the date hereof.

         3.08 Certain Information. Promptly after the execution and delivery of this Agreement and in no case later than January 15, 2003, Seller will make available to Buyer Parent and Buyer and their counsel complete copies of any contracts, financial statements or other information relating to the Asset Management Business as has been requested in the due diligence request list, dated November 22, 2002, previously furnished to Seller and its counsel.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Each of Seller Parent and Company represents and warrants to Buyer and Buyer Parent as follows:

         4.01  Organization of Seller Subsidiaries; Authority of Seller
Entities.

               (a) Section 4.01 of the Seller Disclosure Schedule sets forth a complete and accurate list of each Seller Subsidiary including each Seller Subsidiary's name, jurisdiction of organization or formation and the jurisdictions in which each of them is licensed or qualified or, if applicable, in good standing to do business. Seller Parent is a bank duly organized, validly existing and in good standing under the Bank Act of Canada. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller Subsidiary is duly organized or formed, validly existing and, if applicable, in good standing under the Applicable Laws of the jurisdiction of its organization or formation. Each Seller Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each Seller Subsidiary is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect. Seller has made available to the Buyer complete and correct copies of the Organizational Documents, as in effect on the date hereof, of each Seller Subsidiary. The shareholder or unitholder corporate minutes of each Seller Subsidiary, the shareholder or unitholder minutes of each Fund and the stock transfer books of each Seller Subsidiary accurately and completely reflect all actions, whether formal or informal, taken by the Board of Directors (or other governing body) of each such Seller Subsidiary and the shareholders or unitholders of the Funds and reflect all transfers of any Equity Interests.

               (b) Seller has all requisite corporate power and authority to enter into this Agreement, the Ancillary Agreements and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (including the Ancillary Agreements, collectively referred to herein as the "Seller Related Instruments") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Related Instruments to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Seller Entity and no other corporate proceedings on its part are necessary to authorize such execution, delivery and performance. This Agreement has been, and each of the Seller Related Instruments to which it is a party shall be, duly executed and delivered by Seller and constitute a valid and binding obligation of Seller, enforceable against such party in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.02  Capital Structure.

               (a) The authorized, issued and outstanding Equity Interests of each Seller Subsidiary are set forth in Section 4.02(a) of the Seller Disclosure Schedule. All of the outstanding Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable and are owned beneficially and of record by the Person in the respective amounts specified in Section 4.02(a) of the Seller Disclosure Schedule, and none of such Equity Interests were issued in violation of any preemptive rights, applicable Organizational Documents or Applicable Laws.

               (b) There are no preemptive or similar rights on the part of any holder of any class of equity interest in any of the Seller Subsidiaries. Except for this Agreement, no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any Seller Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any equity interests of them, or any interests or rights convertible into or exchangeable for any equity interests of them, are outstanding, and no authorization therefor has been given. There are no (i) outstanding contractual or other rights or obligations to or of any Seller Subsidiary or any other Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of any Seller Subsidiary, (ii) voting trusts or other agreements or understandings to which any Seller Subsidiary is a party with respect to voting of or the exercise of any other rights pertaining to, any Equity Interests of any Seller Subsidiary, or (iii) outstanding Indebtedness, the holders of which could have the right to vote, or which are convertible into or exercisable for Equity Interests of any Seller Subsidiary or the right to vote on any matters with respect to the Equity Interests.

               (c) Section 4.02(c) of the Seller Disclosure Schedule sets forth a true and complete list of each general partner or managing member, investment adviser or sub-adviser, administrator, distributor or placement agent of, or other service provider to, any Client. Except as set forth in Section 4.02(c) of the Seller Disclosure Schedule, Seller is the sole beneficial owner and holder of record of the equity interests in each such general partner, managing member and investment adviser or sub-adviser.

         4.03 Title to Equity Interests. Seller owns, directly or indirectly, and will own at the time of the Final Closing, beneficially and of record, the Equity Interests, free and clear of any Liens other than Liens created by or attributable to Buyer. Upon the delivery of the executed Instruments of Assignment at the Final Closing, Buyer will acquire good and valid title to the Equity Interests, free and clear of any Lien other than any Lien created by or attributable to Buyer, and each Equity Interest will entitle the holder thereof to all the rights and privileges pertaining to each such Equity Interest.

         4.04  No Violation; Consents and Approvals.

               (a) The execution and delivery of this Agreement and the Seller Related Instruments does not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not (i) violate or be in conflict with (A) any provision of the Organizational Documents of any Seller Entity or (B) any Law applicable to any Seller Entity, the Asset Management Business or the Asset Management Assets or
(ii) conflict in any material respect with, or result in any material violation of or constitute a material default (or an event or condition which, with notice or lapse of time or both, would constitute a material default) under, or result in the termination of or loss of rights and benefits under, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any Lien under, any Contract or other instrument or obligation, commitment, undertaking, arrangement or restriction of any kind or character to which any Seller Entity is a party or by which any Seller Entity may be bound or affected or to which any of the Asset Management Assets or the Asset Management Business may be subject.

               (b) Except as set forth in Section 4.04(b) of the Seller Disclosure Schedule, and except for compliance with the HSR Act, no consent, approval, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Entity or any third party is required to be obtained or made by or with respect to any Seller Entity in connection with the execution and delivery of this Agreement or the Seller Related Instruments or the consummation by any Seller Entity of the transactions contemplated hereby or thereby or to enable Buyer after each of the Applicable Closing to (i) conduct the Asset Management Business, (ii) transfer the Transferred Accounts to Buyer or (iii) continue to service the Transferred Accounts in the geographic areas and in a manner consistent with that in which the Transferred Accounts currently are serviced by Company.

         4.05  Financial Statements.

               (a) Section 4.05(a) of the Seller Disclosure Schedule sets forth an unaudited profit and loss statement of each of the Seller Subsidiaries and the Asset Management Business for the November 30, 2002 fiscal year then ended, and an unaudited income statement of each of the Seller Subsidiaries and the Asset Management Business for the November 30, 2002 fiscal year then ended (the "Financial Statements").

               (b) The Books and Records other than the Financial Statements of each Seller Subsidiary and the Asset Management Business have been maintained in accordance with GAAP and with all Applicable Laws. Except as set forth on
Section 4.05(b) of the Seller Disclosure Schedule, each of the Financial Statements are based on the accounting books and records of each of the Seller Subsidiaries and the Asset Management Business and, except as set forth in
Section 4.05(b) of the Seller Disclosure Schedule, have been prepared in conformity with GAAP (subject to normal year end adjustments) applied on a consistent basis throughout the periods indicated, and fairly and accurately presents the financial condition of each of the Seller Subsidiaries and the Asset Management Business as of the dates thereof and the results of operations and cash flows of each of the Seller Subsidiaries and the Asset Management Business for the periods then ended.

               (c) Except as set forth in the Financial Statements or in
Section 4.05(c) of the Seller Disclosure Schedule, there are no material special or nonrecurring items of income or expense during the periods covered by the Financial Statements, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The balance sheets included in the Financial Statements do not include any assets or liabilities that do not constitute a part of the Asset Management Business after giving effect to the transactions contemplated by this Agreement, and the income statements included in the Financial Statements do not reflect the results of operations of any Person, business, property or assets that do not constitute a part of the Asset Management Business after giving effect to the transactions contemplated by this Agreement. Such income statements reflect all costs, expenses and other charges that historically have been incurred in connection with the operation of the Asset Management Business.

               (d) Except for transactions, Contracts, Indebtedness or other relationships otherwise specifically identified on the balance sheet included in the Financial Statements (including, without limitation, the identification of the information set forth in the following sentence) or in Section 4.05(d) of the Seller Disclosure Schedule, there are no transactions, Contracts, Indebtedness or other relationships between and/or among any Seller Entity and/or any their respective Affiliates and any unconsolidated entity or other Person in respect of the Asset Management Business, including without limitation, any structured finance, special purpose or limited purpose entity (each, an "Off-Balance Sheet Transaction"). Section 4.05(d) of the Seller Disclosure Schedule also sets forth (i) the business purpose and activities of each Off-Balance Sheet Transaction, (ii) the economic substance of each Off-Balance Sheet Transaction, (iii) the key terms and conditions of each Off-Balance Sheet Transaction, (iv) each such Seller Subsidiary's or such Affiliate's potential risk associated with each such Off-Balance Sheet Transaction, (v) the amounts of any Indebtedness that could require such Seller Subsidiary or such Affiliate to provide funding of any obligations under any such Off-Balance Sheet Transaction and (vi) any other information with respect to each such Off-Balance Sheet Transaction that, individually or in the aggregate, has had or could reasonable be expected to have a Material Adverse Effect.

               (e) Aggregate revenues from advisory and other fees for the Asset Management Business for the month of November 2002 were $3,618,400.

         4.06 Absence of Undisclosed Liabilities. Except for liabilities and obligations (i) reflected on the Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice since the date of the Financial Statements, neither any Seller Subsidiary nor the Asset Management Business has incurred any liabilities or obligations of whatsoever nature or amount, direct or indirect, whether accrued, fixed, contingent or otherwise.

         4.07  Absence of Certain Changes or Events.

         Since December 1, 2002, (i) the Asset Management Business has been operated only in the ordinary course consistent with past practice, (ii) through the date of this Agreement, there has been no event, change or development (including but not limited to any change in the Asset Management Assets or the business, working capital, financial condition, results of operation or liabilities of the Asset Management Business, or any loss of any members, employees or Clients) which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect, (iii) no Client has canceled or terminated, or threatened to cancel or terminate, its relationship with any Seller Entity and, to the knowledge of Seller, no Client intends to adversely modify such relationships in any material respect, either as a result of the transactions contemplated by this Agreement or otherwise and (iv) Seller has not taken and has not caused any Seller Entity to take any action which, if taken without the consent of Buyer after the execution and delivery of this Agreement, would constitute a breach or violation of Section 6.01.

         4.08  Title to Assets.

               (a) Each Seller Entity has good and valid title to all of the Asset Management Assets owned by it and valid leasehold interests in, or other rights to use, all of the Asset Management Assets. Except as set forth on
Section 4.08(a) of the Seller Disclosure Schedule, the Asset Management Assets are owned by each Seller Entity, as the case may be, free and clear of all Liens, other than (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (ii) liens for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings (for which adequate reserves have been made in the Financial Statements in accordance with GAAP) and (iii) other imperfections of title or encumbrances arising in the ordinary course of business, if any, which do not materially impair the use of the Asset Management Assets or the operation of the Asset Management Business (the mortgages, liens, security interests and encumbrances described in clauses (i),
(ii) and (iii) above are collectively referred to herein as "Permitted Liens").

               (b) Section 4.08(b) of the Seller Disclosure Schedule sets forth a true and complete list of real property owned, leased or otherwise used in the Asset Management Business.

               (c) The Instruments of Assignment, when duly executed and delivered by Seller to Buyer, and the delivery of the Asset Management Assets and Equity Interests at the Applicable Closing, shall effectively vest in Buyer good and valid title to all of the Asset Management Assets and Equity Interests comprising the Asset Management Business, subject only to Permitted Liens and Assumed Liabilities.

         4.09  Intellectual Property.

               (a) Section 4.09(a) of the Seller Disclosure Schedule sets forth a true and complete list of all of the Intellectual Property used in the Asset Management Business, including a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) Internet domain registrations; and (iii) Software (other than readily available commercial software programs having an acquisition price of less than $5,000) which are owned, licensed, leased, by any Seller Entity or any Subsidiary of any of them, and any copyright registrations, copyright applications, and material unregistered copyrights, in each case describing which Software is owned, licensed, or leased, as the case may be; and (iv) all of Seller Entities' U.S. Trademarks and, to Seller's knowledge, the foreign marks used with the Asset Management Business.

               (b) Section 4.09(b) of the Seller Disclosure Schedule sets forth a complete and accurate list of all agreements (whether oral or written, and whether between any Seller Entity and third parties or inter-corporate) with respect to the Asset Management Business, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available commercial software programs having an acquisition price of less than $5,000), or (ii) to the knowledge of Seller, restricting any Seller Entity's or any such Subsidiary's rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. No Seller Entity has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by any Seller Entity to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

               (c) Except as set forth on Section 4.09(c) of the Seller Disclosure Schedule:

                    (i) The applicable Seller Entity owns, or has a valid right to use, free and clear of all Liens, all of the Intellectual Property.

                    (ii) The Intellectual Property owned by the applicable Seller Entity and, to the best of Seller's knowledge, any Intellectual Property used by any Seller Entity, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and, to the best of Seller's knowledge is valid and enforceable.

                    (iii) There is no pending or, to the best of Seller's knowledge, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving the Intellectual Property owned by any Seller Entity, or, to the best of Seller's knowledge, the Intellectual Property licensed to any Seller Entity, alleging that the activities or the conduct of any Seller Entity's businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by any Seller Entity. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (1) restrict the right of any Seller Entity to use any Intellectual Property, (2) restrict the businesses of any Seller Entity in order to accommodate a third party's intellectual property rights or (3) permit third parties to use any Intellectual Property owned or controlled by any Seller Entity.

                    (iv) The conduct of the business of any Seller Entity as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the best of Seller's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by any Seller Entity and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by any Seller Entity.

                    (v) Seller Parent or the applicable Seller Entity has taken reasonable measures to protect the confidentiality of Trade Secrets. To the best of Seller's knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the best of Seller's knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

                    (vi) No current or former partner, director, officer, or employee of any Seller Entity (or any of their respective predecessors in interest) shall, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by any Seller Entity or any Subsidiary of any of them.

               (d) The consummation of the transaction contemplated hereby shall not result in the loss or impairment of the right of any Seller Entity own or use any of the Intellectual Property, nor shall it require the consent of any governmental authority or third party in respect of any such Intellectual Property. No consents are required in order for Buyer to assume the rights and obligations of the Seller Entities or the Subsidiaries of any of them under each License Agreement.

               (e) To the knowledge of Seller, the Oppenheimer Name as used in the Asset Management Business does not infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party and except as set forth in Section 4.09(e) of the Seller Disclosure Schedule, Seller has not licensed the Oppenheimer Name to any other party for the use provided for in, or in any manner in conflict with, the Name Assignment Agreement.

         4.10 Litigation. Section 4.10 of the Seller Disclosure Schedule sets forth a complete and accurate list of any and all material claims, actions, suits, proceedings, investigations and inquiries ("Litigation") pending, asserted or, to Seller's knowledge, threatened during the one year period prior to the date hereof, against any Seller Entity or any Affiliates of such Seller Entity with respect to the Asset Management Business or any of the Asset Management Assets or any Registered Representative or other employee of the Asset Management Business by or before any Governmental Entity, or by or on behalf of any third party. None of the Litigation set forth on such Schedule is reasonably likely to (i) result in material liability to any Seller Entity, materially interfere with or inhibit the operation of the Asset Management Business or materially impair the value of the Asset Management Assets, (ii) have the effect of delaying, preventing, or making illegal the consummation of the transactions contemplated hereby or (iii) materially interfering with the ability of Buyer to operate the Asset Management Business after the Applicable Closing.

         4.11  Employees; Employee Benefits.

               (a) Except as set forth on Section 4.11(a) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of Seller or any ERISA Affiliate to severance pay, unemployment compensation or any other similar payment or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

               (b) The Deferred Compensation Plan has been operated and administered in all material respects in accordance with its terms and with the requirements prescribed by any and all Applicable Law, including ERISA and the Code, as applicable.

               (c) Except as set forth in the employment agreements and the form agreements listed Section 4.11(c) of the Seller Disclosure Schedule, no Seller Entity has entered into or currently maintains any employment agreements or other employment arrangements whether written, oral or otherwise with any Business Employee or any employee of any Seller Subsidiary (a "Seller Subsidiary Employee"), and all of the Business Employees and Seller Subsidiary Employees are "employees-at-will." No Seller Entity has received notice or indication from, or has reason to believe that, any of the Business Employees set forth in Section 3.02(a) of the Seller Disclosure Schedule shall (i) cease to be Business Employees at any point prior to the applicable Hire Date; or
(ii) be unwilling or unable to become or otherwise restricted or prohibited from becoming a Transferred Employee as of the applicable Hire Date.

               (d) Employees of Seller Subsidiaries. Except for the employment agreements and severance policies disclosed in Section 4.11(d) of the Seller Disclosure Schedule, there is no employee benefit plan, arrangement or agreement that is maintained, sponsored, contributed to or required to be contributed to by any Seller Subsidiary.

         4.12  Labor Matters.

               (a) (i) No labor strike, dispute, slowdown, stoppage or lockout is pending, or to the knowledge of Seller, threatened against or affecting any Seller Entity and during the past five years there has not been any such action, (ii) no Seller Entity is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of such Seller Entity, (iii) no employees of any Seller Entity are represented by any labor organization and Seller has no knowledge of any union organizing activities among the employees of any Seller Entity within the past five years, (iv) no material written personnel policies, rules or procedures are applicable to employees of the Asset Management Business other than those listed on Section 4.12(a) of the Seller Disclosure Schedule, true and correct copies of which have been previously made available to Buyer, (v) each Seller Entity is in compliance, in all material respects, with all requirements of Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and, to the knowledge of Seller, no Seller Entity is engaged in any unfair labor practices as defined in the National Labor Relations Act or other Applicable Laws, (vi) no unfair labor practice charge or complaint against any Seller Entity is pending or, to the knowledge of Seller, threatened before the National Labor Relations Board or any similar agency, (vii) no charge or complaint with respect to or relating to any Seller Entity is pending before, and no Seller Entity has received any notice of intent to conduct an investigation from, the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (viii) no Seller Entity has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to any Seller Entity and no such investigation is in progress and Seller has no knowledge of any other person investigating any such allegation that could reasonably be anticipated to result in significant liability, and (ix) no complaints, lawsuits or other proceedings are pending or, to the knowledge of Seller, threatened in any forum by or on behalf of any present or former employee of any Seller Entity, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

               (b) Except as set forth in Section 4.12(b) of the Seller Disclosure Schedule, which shall be provided to Buyer on the Final Closing Date, none of the Seller Entities' employees employed in the Asset Management Business or at sites constituting "a single site of employment" (as defined in the WARN Act or interpretive regulations) with the Asset Management Business, suffered an "employment loss" (as defined in the WARN Act) during the six-month period preceding the Final Closing Date.

         4.13  Certain Contracts and Arrangements.

               (a) Section 4.13(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of all material agreements, contracts and commitments (and all amendments thereto) to which any Seller Entity or any Affiliate of such Seller Entity is a party relating primarily to, or necessary for the conduct of, the Asset Management Business or the Asset Management Assets or by which the Asset Management Business or the Asset Management Assets are bound or materially affected (the "Contracts"), including all of the following:

                    (i) employment, consulting, severance, agency, bonus, compensation, or other trusts, funds or other Contracts relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants; agreements relating to brokers, managers and employees of the Asset Management Business, including, all compensation related plans, programs and arrangements;

                    (ii) joint venture, strategic alliance, exclusive distribution, partnership and similar Contracts involving a sharing of profits or expenses or payments based on revenues, profits or assets under management of any Seller Entity, any Client or any Affiliate of any of them;

                    (iii) Contracts evidencing any Indebtedness;

                    (iv) Advisory Agreements;

                    (v) Distribution Agreements, Underwriting Agreements and Services Agreements;

                    (vi) Wrap Agreements;

                    (vii) introducing broker agreements, marketing agreements or similar agreements calling for the making of payments for the servicing of accounts;

                    (viii) all real estate leases and related sub-leases and service agreements;

                    (ix) sales, marketing and account solicitation agreements and arrangements;

                    (x) finder's Contracts;

                    (xi) Affiliate Agreements;

                    (xii) Contracts or series of related Contracts with respect to which the aggregate amount that could reasonably expected to be paid or received thereunder in the future exceeds $[25,000] per annum or an aggregate of $[75,000] under the terms of the contract;

                    (xiii) Contracts requiring any Seller Entity (i) to co-invest with any Client or any other Person, (ii) to provide seed capital or similar investment or (iii) to invest in any investment product (including, without limitation, any such Contract requiring additional or "follow-on" capital contributions to any Non-Registered Fund);

                    (xiv) Contracts containing "most favored nation" provisions;

                    (xv) Contracts containing any undertaking to cap fees or to return or reimburse fees payable to any Seller Entity thereunder, or any "clawback" or similar provisions;

                    (xvi) Contracts having the purpose or effect of conferring upon any of the Seller Entities liability as a general partner of any Person;

                    (xvii) Organizational Documents of any Fund or any general partner, managing member, investment advisory or sub-advisor thereof;

                    (xviii) Contracts providing for the indemnification of any Person with respect to material liabilities, whether absolute, accrued, contingent or otherwise;

                    (xix) Confidentiality agreements;

                    (xx) Contracts prohibiting or materially restricting the ability of any Seller Entity to conduct the Asset Management Business, to engage in any business or to operate in any geographical area or to compete with any Person;

                    (xxi) any Contract not in the ordinary course of business consistent with past practice;

                    (xxii) License Agreements or other Contracts in respect of any Intellectual Property or data processing Contracts;

                    (xxiii) Contracts pursuant to which any Seller Entity receives any compensation based on investment performance;

                    (xxiv) Contracts providing for future payments that are conditioned, in whole or in part, on a change in control of any Seller Entity;

                    (xxv) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of any Seller Affiliate, any material assets or properties, any business, or any capital stock of or other interest in any Person by any Seller Entity or any Affiliate of any Seller Entity, within the last six years, or involving continuing indemnity or other obligations; and

                    (xxvi) other material Contracts, leases, licenses, commitments or instruments to which any Seller Entity or any Affiliate of a Seller Entity is a party, relating primarily to, or necessary for the conduct of the Asset Management Business.

               (b) Each Contract is a legal, valid and binding obligation of the applicable Seller Entity and, to the knowledge of Seller, the other parties thereto, in full force and effect, enforceable against such Seller Entity and, to the knowledge of Seller, such other parties, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and are validly assignable to Buyer without the consent of any other party, except as stated in Section 4.13(b) of the Seller Disclosure Schedule. No Seller Entity or any Affiliate of a Seller Entity is, and to Seller's knowledge, no other party thereto is, in breach of or default under any Contract, nor does there exist, to Seller's knowledge, any basis for the assertion of any such breach or default by or against any Seller Entity or any of their respective Affiliates. There have been no written threatened cancellations of, and there is no material pending dispute under, any Contract. The terms and enforceability of the Contracts shall not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (c) Except as set forth on Section 4.13(a) of the Seller Disclosure Schedule, there are no Contracts necessary for Buyer to operate the Asset Management Business after the Applicable Closing.

               (d) No Seller Entity nor any Affiliate of a Seller Entity is either (i) subject to any obligations, agreements, contracts, arrangements or covenants that would, in any material respect, impede, restrict or prevent Buyer from operating the Asset Management Business after each of the Applicable Closing or (ii) required to obtain any consent, authorization, permit or waiver from any Governmental Entity or third party, the absence of which would, in any material respect, impede, restrict or prevent Buyer from operating the Asset Management Business after the Applicable Closing.

               (e) Seller has informed Buyer of any notification received by any Seller Entity prior to the date of this Agreement with respect to the withdrawal of any material funds managed by any Seller Entity on behalf of any current Client or former Client who has terminated its relationship with such Seller Entity within one year prior to the date hereof.

         4.14  Compliance with Laws; Licenses.

               (a) The Asset Management Business has been, and is being, operated by the Seller Entities in compliance in all material respects with all applicable Laws, including Environmental Laws and Labor Laws ("Applicable Laws"). Section 4.14(a) of the Seller Disclosure Schedule sets forth a complete list of all Permits required in connection with the operation of the Asset Management Business and ownership of the Asset Management Assets under Applicable Laws. Each Seller Entity, as applicable, possesses all such Permits, and is in compliance in all material respects with, all such Permits.

               (b) Each officer and employee of a Seller Entity who is required to have any Permits for the activities conducted by such officer or employee has and at all times has had such Permits in each state or jurisdiction in which and with each Governmental Entity with whom each such Permit is so required (such officers and employees are collectively, the "Registered Representatives"). Section 4.14(b) of the Seller Disclosure Schedule sets forth a true and complete list of all such Permits. To the knowledge of Seller, none of the Registered Representatives is or has been subject to any disciplinary or other regulatory compliance action or complaint by a regulator or customer.

               (c) No Seller Entity, and to the knowledge of Seller, no Affiliate of any Seller Entity or their respective officers and employees has received any notification or communication from any Governmental Entity relating to, involving or applying to the Asset Management Business or the Asset Management Assets (i) asserting that any of them is not in compliance with any of the statutes, rules, regulations, or ordinances which such Governmental Entity enforces, or has otherwise engaged in any unlawful business practice, (ii) threatening to revoke any license, franchise, Permit, seat on any stock or commodities exchange or Authorization, (iii) requiring any of them (including any of any Seller Entity's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors of any Seller Entity to adopt any resolution or policy), or (iv) restricting or disqualifying the activities of any Seller Entity (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally).

               (d) During the three (3) years prior to the date hereof, except as set forth in Section 4.14(d) of the Seller Disclosure Schedule and except for normal examinations or inspections conducted by any Governmental Entity in the regular course of the Asset Management Business of the Seller Entities, (i) to the Seller's knowledge, no Governmental Entity has initiated any administrative proceeding or investigation into any Seller Entity, Registered Representative or the Asset Management Business and (ii) no Seller Entity has received any notice of any material violation or exception by any Governmental Entity with respect to any report or statement by any Governmental Entity relating to any examination or inspection of such Seller Entity. Copies of all reports or letters with respect to any such examinations or investigations during the past 3 years will be been made available to Buyer.

               (e) ERISA Clients. Except as set forth in Section 4.14(e) of the Seller Disclosure Schedule, each Client to which any Seller Entity provides investment management, advisory or sub-advisory services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a Person acting on behalf of such a plan or (iii) any entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an "ERISA Client") have been managed by any Seller Entity such that the exercise of such management or provision of any services is in compliance with the applicable requirements of ERISA at all times required by Applicable Law.

               (f) Certain Employee or Director Disciplinary Matters. Except as set forth in Section 4.14(f) of the Seller Disclosure Schedule, no director, managing director, member, officer or employee of any Seller Entity who renders services to or as part of the Asset Management Business is (i) subject to any cease and desist, censure or other disciplinary or similar order issued by,
(ii) a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by or
(v) a recipient of any supervisory letter from, any Governmental Entity.

         4.15  Brokers.

         Except as set forth on Section 4.15 of the Seller Disclosure
Schedule, no broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by any Seller Entity or any of their respective directors, officers, employees, representatives or agents.

         4.16  Assets Necessary to Business.

               The Asset Management Assets and Equity Interests constitute all of the assets, properties, licenses and agreements which are being used on the date hereof in the Asset Management Business and include all assets, properties, licenses and agreements necessary for Buyer to operate the Asset Management Business after the Final Closing, except for the Excluded Assets and Brokerage Assets.

         4.17  Taxes.

               (a) Except as set forth in Section 4.17(a) of the Seller Disclosure Schedule, all Tax Returns with respect to the Asset Management Business or the Asset Management Assets or income attributable therefrom that are required to be filed by the Company or any Controlled Affiliate of the Company on or before the Applicable Closing Date have been or will be filed, the information provided on such Tax Returns is or will be complete and accurate in all material respects, and all Taxes shown to be due or as required to be withheld on such Tax Returns have been or will be paid in full, to the extent that a failure to file such Tax Returns or to withhold or to pay such Taxes, or an inaccuracy in such Tax Returns, could result in Buyer being liable for such Taxes or could give rise to a Lien on the Asset Management Assets.

               (b) Except as set forth in Section 4.17(b) of the Seller Disclosure Schedule, each of the Controlled Entities has (i) duly and timely filed (or has had duly and timely filed on its behalf) with the appropriate Governmental Authority all material Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects and (ii) timely paid or withheld (or there has been timely paid or withheld on its behalf) all material Taxes due, claimed to be due or required to be withheld from or in respect of it by any Governmental Authority.

               (c) No jurisdiction in which the Seller Entities do not file a Tax Return has made a claim in writing that any of the Seller Entities is required to file a Tax Return for such jurisdiction.

               (d) The fair market value on the Brokerage Closing Date of the assets of the Seller Entities and the Controlled Entities that are members of the affiliated group (as defined in section 1504 of the Internal Revenue Code of 1986, as amended, without regard to section 1504(b) thereof) of which Seller Parent is the common parent was less than one-third of the total fair market value on the Brokerage Closing Date of the assets of all corporations that were members of such affiliated group immediately prior to the Brokerage Closing Date. For purposes of the immediately preceding sentence, stock in a member of such affiliated group shall not be treated as an asset of any member of such affiliated group.

               (e) Except as set forth in Section 4.17(e) of the Seller Disclosure Schedule, each of the Controlled Entities that is a partnership or limited liability company has been treated as a partnership or a disregarded entity for United States federal income tax purposes since its formation.

               (f) Each of the Controlled Entities that is a regulated investment company for United States federal income tax purposes has been treated as a regulated investment company for United States federal income tax purposes since its formation. Each such Fund currently satisfies and at all times since formation has satisfied the requirements of Sections 851 through 855 of the Code and the Treasury Regulations promulgated thereunder.

               (g) The Company is not a foreign person within the meaning of
Section 1445 of the Code.

         4.18  Disclosure.

         No representation or warranty by Seller Parent or Company contained in this Agreement, and no statement contained in this Agreement, the Seller Related Instruments, the Financial Statements or the Seller Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, or necessary in order to fully and fairly provide the information required to be provided in any such document.

         4.19  Transferred Accounts.

               (a) The Transferred Accounts have been created, maintained and serviced by the applicable Seller Entity in compliance in all material respects with all Applicable Laws of any applicable Governmental Entity.

               (b) The transfer to Buyer of the Transferred Account Information pursuant to the terms of this Agreement will not violate, in any material respect any privacy right or other personal rights of any customer, prospective customer or other person.

               (c) There are no pending complaints or, to the best of Seller's knowledge, threatened or other controversies regarding any Transferred Account, that could reasonably be expected to result in a complaint, from or relating to any Transferred Account, except those set forth in Section 4.19(c) of the Seller Disclosure Schedule.

               (d) Attached to Section 4.19(d) of the Seller Disclosure
Schedule is (i) a true and correct copy of the current form (and to the extent any material term of a predecessor form is different from any material term of the current form, such other predecessor form) of Advisory Agreement or Wrap Agreement that any Seller Entity has entered into with any Client with respect to a Transferred Account (each such agreement being referred to herein as a "Customer Agreement") and (ii) a copy of each Advisory Agreement or Wrap Agreement set forth as an "exception" pursuant to the immediately following sentence of this Section 4.19(d). Except as set forth on Section 4.19(d) of the Seller Disclosure Schedule, in respect of the Transferred Accounts, no Seller Entity has entered into any contract or agreement with any Client, nor is it rendering services to any Client, other than pursuant to a Customer Agreement. Each Customer Agreement is a legal, valid and binding obligation of the applicable Seller Entity and, to the knowledge of Seller, the other parties thereto, in full force and effect, enforceable against the applicable Seller Entity and, to the knowledge of Seller, such other parties, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.20 Transferred Account Information. The Transferred Account Information, all of which has been or shall be made available to Buyer prior to or at the Applicable Closing is current, complete and correct in all material respects (other than with respect to financial information, which is complete and correct in all respects) and has been maintained on a consistent basis. At the Applicable Closing, subject to applicable privacy laws, all of such Transferred Account Information will be in the possession of Buyer. The transfer to Buyer of the Transferred Account Information pursuant to the terms of this Agreement does not violate any privacy right or other personal rights of any customer, prospective customer or other person.

         4.21  Government Regulation.

               (a) Filings. Each Seller Entity is duly registered or licensed in the capacities shown in Section 4.21(a) of the Seller Disclosure Schedule, and has filed all material registrations, reports, statements, notices and other material filings required under Applicable Law to be filed with the Commission and any other Governmental Entity by such entity, to the extent applicable, including all material amendments or supplements to any of the above (the "Filings") for the past five (5) years. The Filings complied in all respects, where applicable, with the requirements of the Exchange Act, the Advisers Act, the Investment Company Act and all other Applicable Laws and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Seller has made or will make available to Buyer complete and correct copies of (i) all Filings made within the past five (5) years (including, but not limited to all filings on Form ADV), (ii) all audit or inspection reports received by any Seller Entity or any Fund from the Commission or any other Governmental Entity and all written responses thereto during the past five (5) years, (iii) copies of all inspection reports provided to any Seller Entity by the Commission or any other Governmental Entity during the past five (5) years, and (iv) all correspondence relating to any investigation provided to any Seller Entity by the Commission or any other Governmental Entity during the past two (2) years. Except as set forth in
Section 4.21(a) of the Seller Disclosure Schedule, as of the date of this Agreement, there is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations or inspections of any Seller Entity that arose or was initiated within the past two (2) years.

               (b) Advisers Act.

                    (i) Except as set forth in Section 4.21(b)(i) of the Seller Disclosure Schedule, each Seller Entity is, and at all times required by the Advisers Act during the past five (5) years has been, duly registered as an investment adviser under the Advisers Act. Except as set forth in
     Section 4.21(b)(i) of the Seller Disclosure Schedule, each Seller Entity is, and at all times required by Applicable Law (other than the Advisers
     Act) during the past five (5) years has been, duly registered, licensed or qualified as an investment adviser in each state or any other domestic or foreign jurisdiction where the conduct of its business required such registration, licensing or qualification. Each such United States federal and state registration, license or qualification, as of the date hereof, is listed in Section 4.21(b)(i) of the Seller Disclosure Schedule and is in full force and effect. Except as set forth on Section 4.21(b)(i) of the Seller Disclosure Schedule, no Affiliate of any Seller Entity has been during the past five (5) years required to be registered, licensed or qualified as an investment adviser under the Advisers Act or other Applicable Law or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified.

                    (ii) Ineligible Persons. None of the Seller Entities nor any "affiliated person" (as defined in the Investment Company Act) of any of them is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity referred to in Section 9(a) of the Investment Company Act) to a registered investment company. None of the Seller Entities is ineligible pursuant to
     Section 203 of the Investment Advisers Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer and no "associated person" (as defined in the Investment Advisers Act or the Exchange Act) of any Seller Entity is ineligible pursuant to Section 203 of the Investment Advisers Act or Section 15(b) of the Exchange Act to serve as an associated person of a registered investment adviser or broker-dealer.

                    (iii) Each Form ADV filed (or any Part II thereof deemed to be filed) by each Seller Entity, in its most recent form filed (or any
     Part II thereof deemed to be filed) with the Commission, including any amendments thereto filed (or any amendment to Part II thereof deemed to be filed) with the Commission complies in all material respects with Applicable Law.

                    (iv) Each Seller Entity's advertising and solicitation of business has complied and will comply in all material respects with all Applicable Laws, including Section 206 of the Advisers Act, SEC Rules 204-2(a)(16) and 206(4)-1 under the Advisers Act.

               (c) Other Matters

                    (i) Each Seller Entity, as applicable, has implemented one or more formal codes of ethics and written policies regarding insider trading, each of which comply with Applicable Law and a complete and accurate copy of each of which have been made available to Buyer. Section 4.21(c)(i) of the Seller Disclosure Schedule sets forth a true and complete list of all such codes of ethics and written policies. Such codes of ethics comply in all material respects with any Applicable Laws. Such insider trading policies comply in all material respects with Section 204A of the Advisers Act and Section 15(f) of the Exchange Act. The policies of each of the Seller Entities as of the date hereof with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV or policy manual of such Seller Entity, as applicable, as amended, which have been made available to Buyer. To the knowledge of Seller, there have been no violations during the past five years of such codes of ethics or such policies that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                    (ii) No Seller Entity is or has been during the past five
     (5) years (i) a broker-dealer (other than the Company), bank, trust company, insurance company, insurance broker or transfer agent within the meaning of any Applicable Law, (ii) required to be registered, licensed or qualified as a broker-dealer (other than the Company), bank, trust company, insurance company, insurance broker or transfer agent under any Applicable Law or (iii) subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified. No Seller Entity has received notice of any pending suit, proceeding or investigation concerning any failure to obtain any broker-dealer, bank, trust company, insurance company, insurance broker or transfer agent license.(iii) Each officer, director, principal or employee of any Seller Entity who is, or during the past five (5) years has been, required to be registered as a registered representative, an investment adviser representative, sales person, principal or associated person or other capacity with any Governmental Entity is duly registered as such and such registration is in full force and effect. There has been no violation, cancellation, suspension, revocation, non-renewal of or default under any Governmental Approval or receipt by any Seller Entity of any notice of violation, cancellation, suspension, revocation, non-renewal, default or dispute affecting such Governmental Approval, and no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement.(iv) All services are offered and sold in compliance with all Applicable Laws, including the requirements for delivery of the Seller Entity's Form ADV,
     Part II, as applicable and are exempt from registration or qualification under Applicable Laws.

         4.22 Registered Funds; Sub-Advised Registered Funds; Non-Registered Funds.

               (a) Section 4.22(a) of the Seller Disclosure Schedule sets forth a true and complete list of each Registered Fund and Sub-Advised Registered Fund. Each of the Registered Funds and the Sub-Advised Registered Funds that is or during the past five (5) years has been required by the Investment Company Act to be registered with the Commission as an investment company under the Investment Company Act is, and at all times required by the Investment Company Act during the past five (5) years has been, so registered.

               (b) Each Registered Fund and each Sub-Advised Registered Fund that is a juridical entity is duly organized, validly existing and, with respect to jurisdictions that recognize the concept of "good standing," in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under Applicable Law. There has been no violation, cancellation, suspension, revocation, non-renewal of or default under any Governmental Approval or receipt by any Registered Fund or Sub-Advised Registered Fund of any notice of violation, cancellation, suspension, revocation, non-renewal, default or dispute affecting such Governmental Approval, and no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement.

               (c) The boards of directors or trustees of each Registered Fund and Sub-Advised Registered Fund have at all times been constituted and have operated in conformity with the requirements and restrictions of Sections 10, 15(f) and 16 of the Investment Company Act.

               (d) Each Seller Entity that acts as investment adviser or sub-adviser to a Registered Fund or Sub-Advised Registered Fund has a written Advisory Agreement pursuant to which such Seller Entity serves as investment adviser or sub-adviser to such Registered Fund or Sub-Advised Registered Fund. As of the date hereof, no Seller Entity nor any "interested person" of any of them, as such term is defined in the Investment Company Act, receives or is entitled to receive any compensation directly or indirectly (i) from any Person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Registered Funds or Sub-Advised Registered Funds, other than bona fide ordinary compensation as principal underwriter, distributor or sponsor for the Registered Funds or Sub-Advised Registered Funds, or (ii) from the Registered Funds or Sub-Advised Registered Funds or their respective security holders for other than bona fide investment advisory, sub-advisory, accounting, shareholder servicing, transfer agency or similar services.

               (e) Each Advisory Agreement, Distribution Agreement, Underwriting Agreement and Services Agreement with respect to any Registered Fund and any Sub-Advised Registered Fund during the past five (5) years (or such shorter period as to which such entity was a Registered Fund) has been duly adopted and maintained in compliance in all material respects with Section 15 of the Investment Company Act, if applicable to such Registered Fund or such Sub-Advised Registered Fund or such agreement.

               (f) During the past five (5) years (or such shorter period as to which such entity was a Registered Fund) each Registered Fund has been operated in compliance with its respective investment objectives, policies and restrictions, including without limitation those set forth in the applicable prospectus and registration statement for such Registered Fund.

               (g) (i) The shares or units of each Registered Fund and each Sub-Advised Registered Fund have been issued and sold in substantial compliance with Applicable Law, (ii) the shares or units of each Registered Fund and each Sub-Advised Registered Fund are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under Applicable Law,
(iii) the shares or units of each Registered Fund and each Sub-Advised Registered Fund have been duly authorized and validly issued and are fully paid and nonassessable and (iv) each Registered Fund and each Sub-Advised Registered Fund, has been operated for the past five (5) years (or such shorter period as to which such entity was a Registered Fund or Sub-Advised Registered Fund) and is currently operating in substantial compliance with Applicable Law.

               (h) No Registered Fund or Sub-Advised Registered Funds has at any time adopted or is otherwise party to or bound by any 12b-1 Plan. No Registered Fund or Sub-Advised Registered Fund has paid or is paying, directly or indirectly, any amount to any Person for the purpose of financing the distribution of its shares or has made or is making any other payments in violation of Applicable Law.

               (i) Each Registered Fund and each Sub-Advised Registered Fund has timely filed all prospectuses, annual information forms, registration statements, proxy statements, financial statements, other forms, reports, sales literature and advertising materials and any other documents required to be filed with applicable regulatory or other Governmental Authorities, and any amendments thereto (the "Fund Reports"), and has timely paid all fees and interest required to be paid in connection therewith. The Fund Reports for the Registered Funds and the Sub-Advised Registered Funds (i) have been prepared in all material respects in accordance with the requirements of Applicable Law, and (ii) did not at the time they were filed, and with respect to any prospectus, proxy statement, sales literature or advertising material, did not during the period of its authorized use, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

               (j) The statements of net assets or statements of assets and liabilities and schedule of investments included in the Fund Financial Statements for each of the Registered Funds and for each of the Sub-Advised Registered Funds present fairly in all material respects the financial position of each such Registered Fund and each such Sub-Advised Registered Fund as at the respective dates thereof, and the statements of operations and statements of changes in net assets included in the Fund Financial Statements for each of the Registered Funds and for each of the Sub-Advised Registered Funds present fairly in all material respects the results of operations and changes in net assets of each such Registered Fund and each such Sub-Advised Registered Fund for the respective periods indicated. The Fund Financial Statements comply with applicable accounting requirements with respect thereto, and each of such statements (including any related notes) has been prepared in accordance with GAAP consistently applied during the periods involved (except for the absence of footnotes and, in the case of the interim unaudited Fund Financial Statements, recurring year-end adjustments normal in nature and amount) and on that basis (subject to, in the case of the interim unaudited Fund Financial Statements, recurring year-end adjustments normal in nature and amount) fairly present in all material respects the financial results of operations and cash flows of each Registered Fund and Sub-Advised Registered Fund as of the respective periods indicated.

               (k) Section 4.22(k) of the Seller Disclosure Schedule sets forth a true and complete list of each Non-Registered Fund. Except with respect to the Registered Funds and the Sub-Advised Registered Funds set forth in Section 4.22(a) of the Seller Disclosure Schedule and the Non-Registered Funds set forth in Section 4.22(k) of the Seller Disclosure Schedule, none of the Seller Entities acts as investment adviser, investment sub-adviser, general partner, managing member, manager or sponsor to any other pooled investment vehicle. No Non-Registered Fund is, or at any time since its inception was, required to be registered under the relevant provisions of the Investment Company Act.

               (l) (i) Each Non-Registered Fund that is a juridical entity has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate partnership, limited liability company, or similar power and authority, and possesses all rights, licenses, authorizations and approvals necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law, (ii) all outstanding shares or units of each Non-Registered Fund have been issued and sold in compliance with Applicable Law and (iii) each Non-Registered Fund, during the past five (5) years (or since inception of operations if shorter), has been operated and is currently operating in substantial compliance with its investment objectives and policies and Applicable Law. There has been no violation, cancellation, suspension, revocation, non-renewal of or default under any Governmental Approval or receipt by any Non-Registered Fund of any notice of violation, cancellation, suspension, revocation, non-renewal, default or dispute affecting such Governmental Approval, and no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement.

               (m) The statements of net assets or statements of assets and liabilities and schedule of investments included in the Fund Financial Statements for each of the Non-Registered Funds present fairly in all material respects the financial position of each such Non-Registered Fund as at the respective dates thereof, and the statements of operations and statements of changes in net assets included in the Fund Financial Statements for each of the Non-Registered Funds present fairly in all material respects the results of operations and changes in net assets of each such Non-Registered Fund for the respective periods indicated. The Financial Statements comply with applicable accounting requirements with respect thereto, and each of such statements (including any related notes) has been prepared in accordance with GAAP consistently applied during the periods involved (except for the absence of footnotes and, in the case of the interim unaudited Fund Financial Statements, recurring year-end adjustments normal in nature and amount) and on that basis (subject to, in the case of the interim unaudited Fund Financial Statements, recurring year-end adjustments normal in nature and amount) fairly present in all material respects the financial results of operations and cash flows of each Non-Registered Fund as of the respective periods indicated.

               (n) Each board of directors or trustees (or Persons performing similar functions) of any Non-Registered Fund operates in substantial conformity with all requirements and restrictions applicable to such Non-Registered Fund under all Applicable Laws to which such Non-Registered Fund is subject.

               (o) The offer and sale of equity interests in each of the Funds, and the use and distribution of Offering Materials in connection therewith, has complied in all material respects with applicable requirements of the Securities Act, the Exchange Act, the Investment Company Act, the CE Act (including, without limitation, Rule 4.7 promulgated thereunder), all applicable state securities and blue sky laws, and all applicable rules, regulations, interpretive notices and guidelines promulgated by the NFA and the NASD. The Offering Materials of each of the Funds have contained and currently contain all statements which are required to be made and contained therein, and have conformed and currently conform with, the requirements of U.S. federal securities and commodities laws, including the Securities Act, the CE Act and the rules and regulations thereunder.

         4.23  Affiliate Transactions.

         Except as set forth in Section 4.13(a)(xi) of the Seller Disclosure Schedule, no Seller Entity nor any Fund has entered into any Affiliate Agreement or similar transaction or arrangement in connection with the Asset Management Business.

         4.24  Clients, Assets Under Management.

               (a) Section 4.24(a)(i) of the Seller Disclosure Schedule sets forth a true and complete schedule, as of the close of business on November 30, 2002, of the aggregate amount of assets under management for (i) the Registered Funds, (ii) the Sub-Advised Registered Funds, (iii) the Non-Registered Funds,
(iv) the Separate Accounts and (v) the Wrap Accounts. Section 4.24(a)(ii) of the Seller Disclosure Schedule sets forth a true and complete schedule, as of the close of business on November 30, 2002, of the amount of assets under management for each Registered Fund, Sub-Advised Registered Fund and Non-Registered Fund.

               (b) Set forth in Section 4.24(b) of the Seller Disclosure
Schedule is a list of each Advisory Agreement and wrap program, as the case may be, setting forth as of the close of business on November 30, 2002 (i) with respect to each Advisory Agreement, the name of the Client, and with respect to each wrap program, the number of Clients thereunder, indicating whether any such Client is an Affiliate of Seller; (ii) the amount of assets under management pursuant to such Advisory Agreement or wrap program; (iii) the fee schedule in effect with respect to such Advisory Agreement or wrap program;
(iv) the manner of consent required for the "assignment" of such Advisory Agreement or wrap program under the terms of such Advisory Agreement and under Applicable Law in connection with the transactions contemplated hereby; (v) the identity of which Seller Entities are parties to such Advisory Agreement and provide services to such wrap program; and (vi) solely with respect to the wrap programs, the selling or sponsoring broker-dealer organizations and a schedule of fees for such sponsoring broker-dealer organization.

         4.25  Insurance.

         Section 4.25 of the Seller Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of the policies of insurance currently in effect which provide coverage in respect of the Asset Management Business (including fidelity bonds), which indicates the nature of the coverage under each of such policies and sets forth the respective expiration dates thereof. Such policies are in full force and effect and all premiums due with respect to all periods to and including the Applicable Closing Date, have either been paid or adequate provisions for the payment thereof have been made. Such policies provide customary insurance coverage for a business such as the Asset Management Business. No Seller Entity has received any notice of any material increase of premiums with respect to, or cancellation or non-renewal of, any of such policies. There are no claims by the insured under any of such policies as to which any insurance company is denying liabilities or defending under a reservation of rights or similar clause.

         4.26  Investments.

         Section 4.26 of the Seller Disclosure Schedule sets forth a true and complete list of any capital stock or other equity interests or securities owed, directly or indirectly, by any Seller Entity in any Person (other than a Seller Entity but including any Fund) constituting part of the Asset Management Business (together, the "Investments"), together with the cost and fair market value of any such Investments as of November 30, 2002. Except to the extent set forth in Sections 4.02(a) or 4.26 of the Seller Disclosure Schedule, no Seller Entity owns, directly or indirectly, any capital stock or other equity interests or securities in any Person or otherwise Controls any Person.

         4.27 No "Clawback" Provisions. Except as set forth in Section 4.13(a)(xv) of the Seller Disclosure Schedule, no Seller Entity is subject or may potentially be subject to any obligation of any kind requiring such Seller Entity to cap or reimburse fees or expenses or which provides for a "clawback" or similar undertaking requiring such Seller Entity to reimburse or refund of any fees, gains, allocations or other amounts to any Person constituting part of the Asset Management Business.

         4.28 No Co-Investments. Except as set forth in Sections 4.13(a)(xiii) or 4.26 of the Seller Disclosure Schedule, no Seller Entity has any co-investment, seed capital or similar obligation or arrangement to make any investment in, or capital contribution to, any Person constituting part of the Asset Management Business.

         4.29 Liquidated Affiliates. Section 4.29 of the Seller Disclosure Schedule sets forth the name of each Affiliate of Seller or any Seller Entity which has been liquidated or dissolved during the three (3) years prior to the date of this Agreement (each, a "Liquidated Affiliate"). No Seller Entity nor any of its Affiliates has any liabilities or financial obligations to any Person with respect to any Liquidated Affiliate, or upon consummation of the transactions contemplated by this Agreement, will have any liabilities or financial obligations with respect to any Liquidated Affiliate.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF BUYER PARENT AND BUYER
            --------------------------------------------------------

         Each of Buyer Parent and Buyer hereby represents and warrants to Seller Parent and Company as follows:

         5.01  Organization; Authority.

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to enter into this Agreement and any instruments and agreements contemplated herein required to be executed and delivered pursuant to this Agreement to which it is a party (including the Ancillary Agreements, which are collectively referred to herein as the "Buyer Related Instruments") and to consummate the transactions contemplated hereby and thereby. Buyer Parent is a corporation duly organized and valid by subsisting under the laws of the province of Ontario, and has all requisite power and authority to enter into this Agreement, the Buyer Related Instruments, as applicable, and to consummate the transactions contemplated hereby and thereby, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on Buyer and Buyer Parent, taken as a whole. The execution, delivery and performance of this Agreement and Buyer Related Instruments and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Buyer Parent and Buyer. This Agreement has been, and each of Buyer Related Instruments shall be, duly executed and delivered by each of Buyer Parent and Buyer, as applicable, and constitutes a valid and binding obligation of each of Buyer Parent and Buyer, enforceable against Buyer Parent and Buyer, as the case may be, in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         5.02  No Violation; Consents and Approvals.

         The execution and delivery of this Agreement and Buyer Related Instruments do not, and the consummation of the transactions contemplated hereby or thereby and compliance with the terms hereof or thereof will not violate or be in conflict with, (a) any provision of the Organizational Documents of Buyer Parent or Buyer, (b) any material Law applicable to Buyer Parent or Buyer or the property or assets of Buyer Parent or Buyer or (c) in any material respect, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer Parent or Buyer is a party or by which Buyer Parent or Buyer may be bound or affected or to which any of their respective assets may be subject. Except for the requirements of the HSR Act and as set forth in Section 5.02 of the Buyer Disclosure Schedule, no consent, approval, order or authorization of, or notice to, or registration, declaration or filing with, any Governmental Entity or any third party is required to be obtained or made by Buyer Parent or Buyer in connection with the execution and delivery of this Agreement or Buyer Related Instruments or the consummation by Buyer Parent or Buyer, as the case may be, of the transactions contemplated hereby or thereby.

         5.03 Litigation. Except as set forth in Section 5.03 of the Buyer Disclosure Schedule, there is no material claim, action, suit, proceeding, investigation or inquiry pending, asserted or, to Buyer's knowledge, threatened during the one year period prior to the date hereof, against Buyer or Buyer Parent by or before any Governmental Entity, or by or on behalf of any third party, which challenges the validity of this Agreement or any Buyer Related Instrument or which, if adversely determined, would adversely affect the ability of Buyer Parent or Buyer to consummate the transactions contemplated by this Agreement or any Buyer Related Instrument.

         5.04 Brokers. No broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Buyer Parent or Buyer or any of their respective directors, officers, employees, representatives or agents.

         5.05 Commission Filings. As of its filing date, each Buyer Parent Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act. As of its filing date, each Buyer Parent Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not false or misleading.

         5.06 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer Parent (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in this
Section 5.06 (collectively, the "Buyer Parent Financial Statements") present fairly the financial position of Buyer Parent and its subsidiaries as of the dates thereof and their results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements), in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

         5.07 Capitalization. As of the date of this Agreement but without giving effect to the Brokerage Closing, Buyer Parent's authorized capital stock consists of (i) an unlimited number of authorized Class A Non-Voting Shares, of which 12,377,857 shares are issued and outstanding, (ii) 99,680 authorized Class B Voting Shares, of which 99,680 shares are issued and outstanding and
(iii) an unlimited number of First Preference Shares issuable in series, of which no shares are issued or outstanding. All such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable.

         5.08 Absence of Undisclosed Liabilities. Except for liabilities and obligations (i) reflected on the Buyer Parent Financial Statements or (ii) incurred in the ordinary course of business consistent with past practice since the date of the Buyer Parent Financial Statements, neither Buyer nor Buyer Parent has incurred any liabilities or obligations of whatever nature, direct or indirect, whether accrued, fixed, contingent or otherwise that would be required to be reflected or reserved against on a consolidated balance sheet of Buyer Parent prepared in accordance with GAAP.

         5.09 Non-Contravention. The execution, delivery and performance by Buyer and Buyer Parent of this Agreement will not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of Buyer or Buyer Parent under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which Buyer or Buyer Parent is bound or by which any of their prospective properties may be bound or affected, which would affect the legal authority of Buyer and Buyer Parent to materially comply with the terms of this Agreement.

         5.10 Disclosure. No representation or warranty by Buyer or Buyer Parent contained in this Agreement, and no statement contained in this Agreement (the Buyer Related Instruments and the Buyer Parent Financial Statements), list, certificate or other writing furnished or to be furnished by or on behalf of Buyer or Buyer Parent to Seller or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, or necessary in order to fully and fairly provide the information required to be provided in any such document.

         5.11 Ineligible Persons. Neither Parent, Buyer nor any "affiliated person" (as defined in the Investment Company Act) of either of them is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity referred to in Section 9(a) of the Investment Company Act) to a Registered Fund. Neither Parent nor Buyer is ineligible pursuant to Section 203 of the Investment Advisers Act or
Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer and no "associated person" (as defined in the Investment Advisers Act or the Exchange Act) of Parent or Buyer is ineligible pursuant to
Section 203 of the Investment Advisers Act or Section 15(b) of the Exchange Act to serve as an associated person of a registered investment adviser or broker-dealer.

         5.12 Investment Purpose. Buyer (or its designee as the case may be) is acquiring, as principal for its own account, the Equity Interests for its own account and for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

                                  ARTICLE VI
                            COVENANTS OF THE PARTIES
                            ------------------------

         6.01 Conduct of the Asset Management Business. Except as and to the extent expressly permitted by this Agreement or the Brokerage Asset Purchase Agreement, during the period from the date of this Agreement up to the Final Closing Date, Seller shall and shall cause the other Seller Entities to, (i) conduct the Asset Management Business in the ordinary course consistent with past practice, (ii) use its reasonable best efforts to preserve its current relationships with its brokers and other employees, Clients, customers, suppliers and others having business dealings with it and (iii) pay all Taxes related to the Asset Management Business as they become due and payable. Without limiting the generality of the foregoing, except as and to the extent set forth in Section 6.01 of the Seller Disclosure Schedule, during the period from the date of this Agreement through the Applicable Closing Date without the prior written consent of Buyer, with respect to the Asset Management Business or any of the Asset Management Assets, Seller shall not and shall cause Seller Entities other than Seller, as applicable, not to:

               (a) other than bonuses earned and accrued in respect of the 2002 fiscal year which have been awarded (but not paid) prior to the date hereof, pay any bonus or increase, decrease or otherwise modify the rate of compensation of, or any fees or fee schedule with respect to, or pay or agree to pay, or withdraw or reduce, any benefit to, or terminate, any Person employed by, or providing services with respect to, the Asset Management Business or its Clients;

               (b) enter into, adopt, amend or otherwise modify any plan that would apply to any Transferred Employee;

               (c) enter into, adopt or amend, any employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director, employee, sales representative (including any promoter), agent, consultant or Affiliate except for the employment, consulting, retention, bonus or incentive compensation agreement entered into in the ordinary course of business consistent with past practices;

               (d) enter into any collective bargaining agreement or other labor agreement;

               (e) sell, lease, transfer or otherwise dispose of any Asset Management Asset, other than in the ordinary course of business consistent with past practice;

               (f) grant or permit the imposition of any Lien on the Asset Management Assets, except for Permitted Liens;

               (g) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, impairment, termination or cancellation of, any Contract except, other than any Affiliate Agreement, in the ordinary course of business consistent with past practice;

               (h) fail to maintain the accounts of the Asset Management Business and Books and Records in the usual, regular and ordinary manner on a basis consistently applied;

               (i) sell, transfer, license, encumber or otherwise dispose of, or compromise or permit the lapse of the right to use, any of the Trademarks or Intellectual Property;

               (j) make any change in the pricing, fees, interest rates or service charges payable by any Client with respect to any Transferred Account or institute new pricing, fees, interest rates or service charges payable by any such Client or otherwise alter the terms of any Customer Agreement relating to any Transferred Account other than in the ordinary cause of business and consistent with past practices;

               (k) except as required by applicable Law, with respect to any Transferred Account, (i) implement or adopt any change in its risk procedures or practices or (ii) make any change in the process of approving and opening new Customer Accounts;

               (l) cancel any debt or waive any claim or right of substantial value;

               (m) amend any Organizational Documents;

               (n) conduct all affairs relating to Taxes other than in good faith and in a manner consistent with past practice;

               (o) enter into any new line of business unrelated to the Asset Management Business;

               (p) acquire or sell in any manner, including by way of merger, consolidation or purchase or sale of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

               (q) change any of the accounting practices, policies or principles used by it, except as required by GAAP;

               (r) except as required by Applicable Law or such actions as may be approved by the independent directors of any Registered Fund, make any material changes in policies or practices relating to terms of Client transactions or accounting therefor or in policies of employment;

               (s) take any action or omit to take any action that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

               (t) incur, assume, guarantee (including by way of any agreement to "keep well" or of any similar arrangement) or prepay any Indebtedness or amend the terms relating to any Indebtedness (including, without limitation, capital leases, payments in respect of the deferred purchase price of property, letters of credit, loan agreements and other agreements relating to the borrowing of money or extension of credit) or issue or sell any debt securities, except for any such incurrence, assumption, guarantee or prepayment of such Indebtedness or amendments of the terms of such Indebtedness in the ordinary course of business consistent with past practice;

               (u) take any action that would, or could reasonably be expected to, cause Seller or its Subsidiaries to be in breach of any representation, warranty, covenant or agreement contained in this Agreement or in any of the Ancillary Agreements;

               (v) make any Tax election or settle or compromise any Tax liability if such election settlement or compromise could result in a Lien on the Asset Management Assets or could have a material adverse Tax effect on the Asset Management Assets;

               (w) enter into any co-investment obligation or arrangement;

               (x) sell, lease, transfer or otherwise dispose of any Investment; or

               (y) agree, whether in writing or otherwise, to do any of the foregoing.

               Notwithstanding the foregoing provisions of this Section 6.01, Seller may, or may cause the applicable Seller Entity to, distribute or otherwise transfer to Seller or an Affiliate of Seller the Seller Investments specified on Schedule V (the "Seller Investments") prior to the Final Closing to the extent permitted by and in accordance with the Fund agreements to which the Investments relate, and otherwise in such manner as Seller may reasonably determine, after consultation with Buyer, to minimize the adverse impact on the Fund in question (including the prospects for obtaining any required Consents relating to such Fund), provided that any costs, expenses or other liabilities associated with such distribution or other transfer (including liabilities in respect of Taxes) shall be Excluded Liabilities for all purposes of this Agreement

         6.02  Access to Information; Confidentiality.

               (a) During the period from the date of this Agreement up to the Final Closing Date, Buyer shall give Seller and its authorized representatives, and Seller shall give and shall cause each of the Seller Entities other than Seller to give Buyer and its authorized representatives, reasonable access, during regular business hours and upon reasonable notice, to examine and make copies of, all books and records as they may reasonably request.

               (b) Following the First Closing, Buyer shall permit Seller and its authorized representatives, and Seller shall permit and shall cause each of the Seller Entities other than Seller to permit Buyer and its authorized representatives, during regular business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, all books and records of the Asset Management Business, including as applicable, the Books and Records, the books of original entry of Seller and agreements that are necessary to support the account, which relate, (i) to transactions or events occurring prior to the First Closing, (ii) events occurring subsequent to the First Closing, which are related to or arise out of transactions or events occurring prior to the First Closing or (iii) the liability of Buyer, Buyer Parent or Seller to provide indemnification pursuant to Article X.

               (c) Any information received by Buyer, Seller or any Seller Entity other than Seller pursuant to this Agreement shall be held in confidence in accordance with and subject to the terms of the Confidentiality Agreement dated as of July 16, 2002 (the "Confidentiality Agreement"); provided, that, not withstanding the foregoing Seller shall not share any such information with any of its financial advisors that are competitors to Buyer or its Affiliates.

               6.03 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate the transactions contemplated by this Agreement at the earliest practicable date.

         6.04  Consents.

               (a) Without limiting the generality of Section 6.03 and subject to Section 6.12, each of the parties hereto shall use its reasonable best efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and Governmental Entities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Applicable Closing. Notwithstanding the foregoing, Buyer shall have no obligation to pay any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining such consent or approval. Each of the parties hereto shall make or cause to be made all filings and submissions under laws and regulations applicable to it (and pay any requisite filing fees in connection therewith) as may be required for the consummation of the transactions contemplated by this Agreement. Buyer and Seller shall coordinate and cooperate with each other, and Seller shall cause each Seller Entity other than Seller to coordinate and cooperate with Buyer, in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

               (b) Without limiting the generality of Section 6.04(a), Seller shall use its reasonable best efforts to promptly undertake and make available, and to cause each Seller Entity other than Seller to promptly undertake and make available, the necessary personnel to obtain the written third party consent, approval or authorization required in connection with the transfer from any Seller Entity to Buyer of any Intellectual Property (including without limitation the Intellectual Property set forth in Section 4.09(b) of the Seller Disclosure Schedule). In the event that, after a reasonable period of time, any Seller Entity, as applicable, has failed to obtain any such consent, approval or authorization, Buyer may request that Seller or such Seller Entity explain to Buyer the steps it has taken to date, and Buyer may request that Seller or such Seller Entity undertake additional, specified, reasonable steps.

         6.05  Regulatory Matters.

               (a) Buyer and Seller shall use, and Seller shall cause each Seller Entity other than Seller to use, their reasonable best efforts to consummate the transactions contemplated hereby. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, (i) cooperating with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, statute, rule or regulation including the Commission (including, without limitation, the filing of any amendments to Form
ADV), NASD, NYSE and other stock exchange rules, (ii) using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Entity or other Persons (as are necessary for the consummation of the transactions contemplated hereby), (iii) making on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby, (iv) defending all Legal Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining Order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) executing and delivering such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each party shall promptly advise the other party of any developments with respect to the foregoing matters.

               (b) Buyer Parent and Buyer agree that each of them shall, and shall cause each of their Subsidiaries to, obtain such licenses, permits, consents, approvals, authorizations, qualifications and orders of, and make such filings with, any Governmental Entity as may required to be obtained or made by them to conduct the Asset Management Business as it will be conducted
(i) with respect to the OMEGA Assets, on or prior to January 20, 2003 and (ii) with respect to all other Asset Management Assets transferred under Section 2.01, on or prior to the earlier of (x) March 30, 2003 or (y) the date which is 60 days after the date on which Seller delivers complete and accurate Seller Disclosure Schedules to Buyer Parent and Buyer.

               (c) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer or any Seller Entity to any Governmental Entity in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

               (d) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed or that the transactions contemplated hereby will become subject to additional conditions imposed by such Governmental Entity.

               (e) Each party to this Agreement shall provide to the other party, as promptly as practicable after the filing or receipt thereof (unless a different time period shall otherwise be specified herein), a copy of all applications, notices, petitions, filings documents and notices referred to in this Section 6.05.

         6.06 Discharge of Liens; Payment of Certain Obligations. Seller shall cause all Liens (other than Permitted Liens) on any Asset Management Asset to be terminated or otherwise discharged prior to the Applicable Closing.

         6.07  Public Announcements. Seller Entities and Buyer shall not
(i) issue any report, statement or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby or (ii) issue any report, statement or otherwise inform any business or managers of any Seller Entity, without prior consultation with and approval of either Seller (in the case of Buyer performing the actions set forth in (i) or (ii)) or Buyer (in the case of any Seller Entity performing the actions set forth in (i) or (ii)), except as may be required by law or may be necessary in order to discharge its disclosure obligations, in which case such party nevertheless shall advise the other party and discuss the contents of the disclosure before issuing any such report, statement or press release.

         6.08 Tax Information Reporting. Company shall, for the period from January 1, 2002 through the Applicable Closing Date provide customers of the Asset Management Business with all applicable forms required for Tax information reporting purposes (such as Forms 1099, 945, 1042 and 1042-S) with respect to the accounts of such customers and Buyer shall, for the period on or after the Applicable Closing Date provide such customers with such forms.

         6.09  Tax Matters.

               (a) On the Applicable Closing Date the Company shall inform Buyer of (i) with respect to any Seller Entity or Controlled Entity, any changes in a method of accounting, rulings received from a taxing authority or agreements signed with a taxing authority which would be binding on Buyer or any of the Controlled Entities after the Applicable Closing Date; (ii) Tax sharing agreements, tax indemnification agreements or similar contracts or arrangements, written or unwritten, to which any Controlled Entity is a party;
(iii) any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of the Seller Entities or Controlled Entities, which waivers or consents would be binding on Buyer or any Controlled Entity after the Applicable Closing Date
(iv) any requests by the Controlled Entities for an extension of time within which to file any Tax Return in respect of any taxable period, which Tax Return has not since been filed; (v) any federal, state, local or foreign audits or other administrative proceedings formally commenced or presently pending with regard to any Taxes, Tax Returns, Taxes due or Tax returns filed of, from, or by any Controlled Entities; (vi) any deficiencies for any Tax that have been assessed with respect to any of the Controlled Entities which has not been paid in full; (vii) with respect to any Controlled Entity, any membership in a United States federal, state, or local or foreign consolidated, combined, unitary or similar group for Tax purposes with respect to which such Controlled Entity may have liability under Treasury Regulations ss.1.1502-6 or equivalent provisions of Applicable Laws for Taxes imposed on other members of such consolidated, combined, unitary or similar group with respect to taxable years for which the period for assessment of deficiencies has not closed; (viii) any action, suit, claim, assessment or audit pending or proposed in writing with respect to Taxes relating to the Asset Management Business or Asset Management Assets, the resolution of which would be binding on the Buyer or any Controlled Entities; and (ix) any powers of attorney with respect to any matter relating to Taxes that have been granted with respect to the Asset Management Business or the Asset Management Assets and which would be binding on the Buyer or any Controlled Entities.

               (b) Effective as of the Applicable Closing Date Company shall have terminated or caused to be terminated, with respect to periods beginning after the Final Closing Date, all of the Controlled Entities' obligations and potential liabilities under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, written or unwritten, referred to in Section 6.09(a)(ii).

               6.10 Litigation Cooperation. In connection with Seller's retention of all pre-closing Litigation pursuant to this Agreement, Buyer agrees to respond to all reasonable requests by Seller and reasonably cooperate with Seller in connection with the defense and resolution of the Litigation, including (a) providing Seller with reasonable access at reasonable hours to all Books and Records and personnel, including the Transferred Employees, (b) permitting employees and personnel, including the Transferred Employees, to respond to reasonable requests for interviews, depositions, testimony, interrogatories and other information in connection with such litigation and claims and any proceedings in connection therewith; in each case, provided access and such responses shall not disrupt Buyer's business activities or prevent Transferred Employees from performing their duties. Seller's defense of the Litigation and Buyer's cooperation therewith shall have no effect on the provisions of Section 10.07.

         6.11  Seller Officer's Certificate.

                    (i) (i) At each Applicable Closing, Seller shall deliver an officer's certificate, signed by the chief executive officer or president of Seller, certifying, to the best of such officer's knowledge after due inquiry, that all representations and warranties of Seller in this Agreement are true, complete and correct in all respects, as of the date when made and at and as of each Applicable Closing Date, as though such representations and warranties were made at and as of each Applicable Date, except that representations and warranties that by their terms speak as of the date of this Agreement or as of another specified date shall be true, complete and correct only as of such date.

               (b) If the officer's certificate called for in subsection (a) above discloses exceptions to the representations and warranties, Buyer and Buyer Parent shall be entitled to make a Seller Claim for indemnification under
Article X and receive the expense reimbursement set forth in subsection (e) below.

               (c) Notwithstanding anything to the contrary set forth in this Agreement, including Article X, the parties agree and acknowledge that, with respect to any Seller Claim arising out of this Section 6.11, Seller shall pay all of Buyer's and any other Buyer Indemnitees' aggregate legal fees, costs and other expenses arising as a result of, incurred in connection with or related to such Seller Claim, to the extent such Seller Claim is not finally adjudicated against Buyer.

         6.12  Client Consents and Approvals.

               (a) Registered Funds.

                    (i) Seller shall, and shall cause each of its Affiliates to, (A) use its reasonable best efforts to cause the Investment Company Board of each Registered Fund and Sub-Advised Registered Fund to call a special meeting of the shareholders of such Registered Fund to be held as promptly as reasonably practicable following the date hereof but in no event later than April 30, 2003 for the purpose of obtaining the approval of such shareholders of a new Advisory Agreement and, as necessary, a new Underwriting Agreement or Services Agreement containing the same terms in all material respects as the terms contained in the Advisory Agreement (or Underwriting Agreement or Services Agreement) with such Registered Fund and Sub-Advised Registered Fund existing on the date hereof, (B) use its reasonable best efforts to cause each Registered Fund and Sub-Advised Registered Fund to prepare, file with and cause to be cleared by the Commission and all other Governmental Authorities having jurisdiction there over, as promptly as practicable after the date hereof but in no event later than February 15, 2003, all proxy solicitation materials required to be distributed to shareholders of each such Registered Fund and Sub-Advised Registered Fund with respect to the actions recommended for shareholder approval by the Investment Company Boards, (C) use its reasonable best efforts to cause each Registered Fund and Sub-Advised Registered Fund to mail such proxy solicitation materials to such shareholders promptly after clearance by the Commission but in no event more than 5 days thereafter and cause to be submitted to a special meeting of shareholders of such Registered Fund and Sub-Advised Registered Fund by such date specified in (A) above, (D) use, and use its reasonable best efforts to cause each Registered Fund and Sub-Advised Registered Fund to use, its reasonable best efforts to obtain, or cause to be obtained, the approval of the Investment Company Boards and the shareholders of such Registered Fund and Sub-Advised Registered Fund, pursuant to the provisions of Section 15 of the Investment Company Act applicable thereto, of such Advisory Agreement and, as necessary, such Underwriting Agreement or Services Agreement for such Registered Fund with Buyer or its Affiliates.

                    (ii) In connection with the preparation and filing of the proxy solicitation materials referred to in the subsection (a) above, Seller and Buyer will cooperate with each other and with the Investment Company Board of each Registered Fund and Sub-Advised Registered Fund, including providing such information as may be reasonably requested for inclusion in such proxy statements. Each of Seller and Buyer agrees that none of such information provided by it for inclusion in such proxy solicitation materials will contain any untrue statement of a material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances in which they were made, not misleading.

                    (iii) As soon as possible following the date hereof, Seller shall cause each Registered Fund and Sub-Advised Registered Fund to file supplements or post-effective amendments to that Registered Fund's registration statement on Form N-2, which supplements or amendments shall reflect changes as necessary in that Registered Fund's and Sub-Advised Registered Fund's affairs as a consequence of the transactions contemplated by this Agreement and to make any other filing necessary under Applicable Law to satisfy disclosure requirements to enable the public distribution of the shares of beneficial interest of that Registered Fund and Sub-Advised Registered Fund to continue.

                    (iv) Prior to the earlier of the Final Closing Date or the termination of this Agreement, Seller shall, and shall cause each of its Affiliates to, ensure that no Registered Fund or Sub-Advised Registered Fund takes any action that (a) would prevent any Registered Fund from qualifying as a "regulated investment company" under Section 851 of the Code, or (b) would be inconsistent with each Registered Fund's and Sub-Advised Registered Fund's prospectuses and other offering, advertising and marketing materials, as amended or supplemented.

               (b) Client Consents (Other Than Funds). If Consent to the assignment or deemed assignment of an Advisory Agreement or a Wrap Agreement with Clients (other than Clients that are Registered Funds or Non-Registered Funds) as a result of the transactions contemplated by this Agreement is required by Applicable Law or by such Client's Advisory Agreement or Wrap Agreement, as the case may be, as promptly as is reasonably practicable following the date hereof but in no event later than January 10, 2003, Seller shall, and shall cause any Affiliate to, send a notice in form and substance acceptable to Buyer (an "Initial Notice") informing such Clients of the transactions contemplated by this Agreement and requesting written Consent to the assignment of such Client's Advisory Agreement or Wrap Agreement, as the case may be. Upon the request of Buyer, Seller shall, and shall cause any Affiliate to, send to Clients (other than a Clients that are Registered Funds or Non-Registered Funds) who were sent, but who have not by such date returned, an Initial Notice countersigned indicating such Client's consent to the assignment of such Client's Advisory Agreement or Wrap Agreement, as the case may be, resulting from the transactions contemplated hereby, a subsequent notice or notices in form and substance acceptable to Buyer (each, a "Follow-Up Notice") requesting such Clients' written consent to the assignment of such Clients' Advisory Agreement or Wrap Agreement, as the case may be, and informing such Clients that their Advisory Agreement or Wrap Agreement, as the case may be, may be terminated if such written consent is not received on or prior to the date which is specified herein.

               (c) Non-Registered Funds.

                    (i) Seller, as soon as possible after the date hereof but in no event later than April 30, 2003, shall, and shall cause each of its Affiliates to, (i) as may be required pursuant to the governing documents of any Non-Registered Fund, cause each such Non-Registered Fund to enter into new Advisory Agreements and, as necessary, new placement agreements and other services agreements with Buyer or one of its Affiliates, (ii) as may be required pursuant to the governing documents of any Non-Registered Fund, use its reasonable best efforts to cause each such Non-Registered Fund to prepare and mail to all of the investors of such Non-Registered Fund, all consent materials necessary and appropriate to be distributed to such investors pursuant to the governing documents of such Non-Registered Fund in order to cause such investors to approve (A) the appointment or substitution of Buyer or one of its Affiliates as managing member or general partner of (and, if necessary, investment adviser, placement agent other service provider to) such Non-Registered Fund effective as of the Final Closing and (B) if necessary pursuant to such governing documents, the transfer or assignment of the applicable equity interest in each such Non-Registered Fund held by Seller or one its Affiliates to Buyer or one of its Affiliates effective as of the Final Closing, (iii) use its reasonable best efforts to cause each Non-Registered Fund to obtain, or cause to be obtained, the approvals referred to subsection (i) of this Section 6.12(c) and (iv) use its reasonable best efforts to cause each Non-Registered Fund to enter into an Advisory Agreement with Buyer or one of its Affiliates (A) providing for Buyer or one of its Affiliates to serve as the sub-adviser of such Non-Registered Fund with the same advisory fees as are in effect under the existing Advisory Agreement for such Non-Registered Fund with Seller or one of its Affiliates on the date hereof and (B) becoming effective at the time of the Final Closing for any Non-Registered Fund whose investors have not, prior to the Final Closing, consented to the approvals referred to subsection (i) of this
     Section 6.12(c). Seller agrees that for a period of two (2) years following the Final Closing, it shall not, and shall not permit any of its Affiliates to, terminate, modify, alter or otherwise amend the terms of any Advisory Agreement entered into pursuant to this Section 6.12(c) without the prior written consent of Buyer.

                    (ii) Seller, as soon as possible after the date hereof but in no event later than required by Applicable Law or the governing documents of any Non-Registered Fund, shall, and shall cause each of its Affiliates to cause each Non-Registered Fund to file supplements or amendments to each such Non-Registered Fund's Offering Materials, which supplements or amendments shall reflect changes as necessary in that Non-Registered Fund's affairs as a consequence of the transactions contemplated by this Agreement and to make any other filing necessary under Applicable Law.

               (d) Client Procedures. In connection with obtaining the Client Consents required by subsections (a) through (c), Seller shall, and shall cause each of its Affiliates to keep Buyer informed of the status of obtaining such Client Consents and, to the extent applicable, deliver to Buyer prior to the Applicable Closing copies of all such executed Client Consents and make available for inspection the originals of such Consents prior to the Applicable Closing.

               (e) Non-Consenting Clients. With respect to any Client for which written consent to the transactions contemplated hereby has not been provided in accordance with this Section 6.12, upon the request of Buyer (given no earlier than the Applicable Closing Date), Seller shall, as soon as reasonably practicable following such request of Buyer, request from such Client instructions as to a Person, other than an Affiliate of Seller, to whom such Client's account(s) (including any brokerage accounts) shall be transferred. If not so instructed by such Client, upon the request of Buyer, Seller shall terminate each such account, including any brokerage or other accounts, of such Client as soon as reasonably practicable following such request of Buyer.

         6.13 Failure to Consummate. In the event that the transactions contemplated by this Agreement are not consummated as a result of the failure of Seller, the Company or any Affiliate thereof to use its respective reasonable best efforts to obtain the consents of Clients pursuant to Section
6.12 by June 30, 2003, Seller Parent and the Company jointly and severally agree to pay to Buyer an amount for each of the four months following June 30, 2003 equal to the product of (a) $1 million and (b) a fraction, the numerator of which is the portion of the Deemed Assets which are not transferred to Buyer as contemplated by this Agreement on or prior to June 30, 2003, and the denominator of which is the total amount of Deemed Assets; provided, that the amount of such payments shall not equal more than $4 million in the aggregate; provided further that (i) Buyer may also not seek indemnity under Article X for claims based solely on the failure of Seller obtain such Client consents and (ii) subject to clause (i), nothing in this Section 6.13 shall reduce, restrict or modify Buyer's rights or Seller's obligations under Article X. Any payment required to be made to Buyer under this Section 6.13 shall be made to Buyer no later than the fifth (5th) business day of the month in which such payment is due, commencing with the first month following June 30, 2003.

         6.14 Investment Company Act Matters. Seller and Buyer agree that neither they nor any of their Affiliates has any express or implied understanding or agreement that would impose an "unfair burden" (as defined in the Investment Company Act) on any Registered Fund or would otherwise interfere with any Registered Fund's reliance on Section 15(f) of the Investment Company Act as a result of the transactions contemplated by this Agreement. Seller and Buyer agree to comply and to use their respective commercially reasonable efforts to cause the respective boards of directors of each Registered Fund to comply with the provisions of Section 15(f) of the 1940 Act.

         6.15 Certain Expenses. In addition to any amounts payable under
Section 6.13, Seller Parent and the Company agree to bear 100% of the costs and expenses (including printing, mailing and professional fees and expenses) incurred by either of them or Buyer or its Affiliates in connection with obtaining new investment advisory agreements (or other agreements as required by Applicable Law) or consents of Clients as may be necessary in connection with the transfer of the Asset Management Business, provided that (i) such costs and expenses shall not include any allocations of costs of Buyer associated with its existing full-time employees or internal overhead and (ii) Buyer shall be required to obtain the prior approval of Seller for any contract or agreement with any third party that could involve the payment by Buyer of in excess of $10,000 in connection with obtaining such new agreements or consents, such approval not to be unreasonably withheld by Seller.

         6.16 Certain Actions. Seller agrees to continue to provide Asset Management Services to the Transferred Accounts (as defined in the Brokerage Asset Purchase Agreement) or the brokers responsible for such accounts until the earlier of (i) Final Closing and (ii) receipt of written notice from Buyer that it no longer requires Seller to provide Asset Management Services to the Transferred Accounts (as defined in the Brokerage Asset Purchase Agreement) or the brokers responsible for such accounts as to any or all of such Asset Management Services.

         6.17 Support Services. Seller shall, and shall cause its Affiliates to, provide such services to Buyer and its Affiliates comparable in nature and scope to the services that are currently being provided by Seller and its Affiliates to the Asset Management Business (including, for example, services relating to finance, head office functions, human resources, equity and debt trading, technology and software, shared spaces, accounting and legal and regulatory compliance as generally described in the Transition Services Agreement) from and after the First Closing through the Final Closing for a fee of $100,000 per month. For a period of thirty (30) days following the Final Closing Date, upon the request of Buyer, Seller shall, and shall cause its Affiliates to, provide such services to Buyer and its Affiliates as may be necessary for the continued operation of the Asset Management Business by Buyer during such thirty (30) day period at a cost to Buyer not to exceed the amount which is currently being charged to the Asset Management Business by Seller for such requested services.

         6.18 Payments to Brokers. Seller shall, and shall cause its Affiliates, directly or indirectly, to continue to compensate brokers employed by Buyer after the Brokerage Closing on currently applicable terms with respect to their sales, servicing and other activities relating to the Asset Management Business and its products and services. To the extent that Seller pays any amounts to Buyer for the purpose of satisfying its obligations under this Section 6.18, Buyer agrees to pay such amounts to such brokers promptly upon receipt of such funds from Seller.

         6.19  Consents, Indemnification.

               (a) Notwithstanding anything in this Agreement to the contrary, Seller shall (i) obtain as soon as possible but in no event later than 30 days after the Applicable Closing Date the consents or approvals listed in Sections 4.04(b) and 4.13(b) of the Seller Disclosure Schedule for the assignment pursuant to this Agreement of the leases listed therein to Buyer, and (ii) pay any and all fees, costs and expenses arising out of or resulting from obtaining such consents or approvals; and

               (b) Seller shall indemnify, defend and hold harmless Buyer Parent, Buyer and their respective directors, officers, employees, representatives and Affiliates for any and all Damages resulting from the failure of Seller to obtain the consents or approvals set forth in Sections 4.04(b) and 4.13(b) of the Seller Disclosure Schedule.

         6.20 OMEGA Brokers. From the Brokerage Closing through January 20, 2003 or such later time as any OMEGA accounts are transferred to Buyer pursuant to this Agreement, (i) Buyer will not, and will instruct its brokers that they are not authorized by virtue of the Brokerage Closing to, provide investment advisory services (but may make investment recommendations) in respect of any Transferred OMEGA Accounts, (ii) will respect the independent investment discretion and judgment of the employees of Seller acting as supervisors with respect to such Transferred OMEGA Accounts, and (iii) none of the brokers of Buyer will receive any special compensation in respect of any Transferred OMEGA Accounts, but shall be entitled to receive such other advisor and wrap related fees and commissions in respect of such Transferred OMEGA Accounts.

                                 ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

         7.01 Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to each Applicable Closing of each of the following conditions (any or all of which may be waived in whole or in part by Seller):

               (a) Performance. Buyer Parent and Buyer shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer Parent or Buyer, as the case may be, at or prior to each Applicable Closing.

               (b) No Violation of Orders, Injunction or Regulatory Actions. No preliminary or permanent injunction or other order issued by any Governmental Entity, no statute, rule or regulation, promulgated or enacted by any Governmental Entity and no judgment, order, injunction or decree issued by a court of competent jurisdiction that prevents, restrains or prohibits the consummation of the transactions contemplated by this Agreement shall be in effect. No actions, suits, claims, proceedings, investigations or inquiries shall have been commenced (and not have been dismissed) by or on behalf of any Governmental Entity.

               (c) HSR Act Waiting Periods. Any waiting period (or an extension thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or shall have been terminated.

               (d) Governmental Approvals. All consents and approvals of any Governmental Entity required to consummate the transactions contemplated hereby shall have been obtained, except where the failure to obtain any such consent or approval would not materially impair the ability of Seller to transfer the Asset Management Assets to Buyer.

               (e) Documents. Seller shall have received the Buyer Related Instruments duly executed by each party thereto (other than Seller and its Affiliates).

                                 ARTICLE VIII
                      CONDITIONS TO OBLIGATIONS OF BUYER
                      ----------------------------------

         8.01 Conditions. The obligations of Buyer and Buyer Parent to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to each Applicable Second Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer or Buyer Parent):

               (a) Performance. Seller, its Subsidiaries, the Seller Entities and the Funds, as applicable, shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Seller, its Subsidiaries, the Seller Entities or the Funds, as the case may be, at or prior to each Applicable Closing.

               (b) No Violation of Orders, Injunction or Governmental Entity. No preliminary or permanent injunction or other order issued by any Governmental Entity, no statute, rule or regulation, promulgated or enacted by any Governmental Entity and no judgment, order, injunction or decree issued by a court of competent jurisdiction that prevents, restrains or prohibits the consummation of the transactions contemplated by this Agreement shall be in effect. No actions, suits, claims, proceedings, investigations or inquiries shall have been commenced (and not have been dismissed) by or on behalf of any Governmental Entity.

               (c) HSR Act Waiting Periods. Any waiting period (or an extension thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or shall have been terminated.

               (d) Governmental Approvals. All consents and approvals of any Governmental Entity required to consummate the transactions contemplated hereby shall have been obtained, except where the failure to obtain any such consent or approval would not materially impair the ability of Buyer Parent or Buyer to perform their obligations under the Agreement or to operate the Asset Management Business after each Applicable Closing.

               (e) Documents. Buyer shall have received Seller Related Instruments, in each case, duly executed by each party thereto (other than Buyer or Buyer Parent).

               (f) Consents and Approvals. All material licenses, Permits, consents, approvals, estoppels and authorizations of all third parties shall have been obtained which are necessary, in the reasonable opinion of Buyer, in connection with (a) the execution and delivery by Seller of the Agreement and Seller Related Instruments, (b) the consummation by Seller of the transactions contemplated hereby and thereby and the compliance by Seller with its obligations hereunder and thereunder, (c) the ownership or operation by Buyer of the Asset Management Business or the Asset Management Assets or (d) the conduct by Buyer of the Asset Management Business after each Applicable Closing.

               (g) Brokerage Asset Purchase Agreement. The transactions contemplated by the Brokerage Asset Purchase Agreement shall have closed.

                                  ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

         9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Final Closing:

               (a) by mutual written agreement of Buyer and Seller;

               (b) at any time after June 30, 2003, by either Buyer or Seller, if the Final Closing shall not have occurred for any reason, other than a breach of this Agreement by the terminating party; and

               (c) by either party if the Brokerage Asset Purchase Agreement is terminated.

         9.02 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.01(b), written notice thereof shall forthwith be given by the party so terminating to the other parties, and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by Seller or Buyer. The obligations provided for in this Section 9.02 and Section 10.01 and the confidentiality provision contained in Section 6.02 shall survive any termination of this Agreement.

         9.03 Other Remedies. In no event shall termination of this Agreement limit or restrict the rights and remedies of any party hereto against any other party which has breached the terms of this Agreement prior to termination hereof.

         9.04 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure of a party to comply with any term or provision of this Agreement may be waived by the other parties at any time by an instrument in writing signed by or on behalf of such other parties, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                                  ARTICLE X
        FEES AND EXPENSES: SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
        ---------------------------------------------------------------

         10.01 Fees and Expenses. Subject to the terms and conditions hereof, whether or not the transactions contemplated hereby are consummated pursuant hereto, Seller, on the one hand, and Buyer on the other hand, shall pay all fees and expenses incurred by such person or on such person's behalf in connection with or in anticipation of this Agreement and the consummation of the transactions contemplated hereby.

         10.02 Survival of Representations. The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Final Closing for three years regardless of any investigation made by or on behalf of any party hereto; provided, that, the representations made in Sections 4.01, 4.02, 4.03, 4.04, 4.08, 4.16, 5.01 and
5.02 shall survive indefinitely.

         10.03 Seller's Agreement to Indemnify. Upon the terms and subject to the conditions of this Article X, Seller Parent and Company agree, jointly and severally, to indemnify, defend and hold harmless Buyer Parent, Buyer and their respective directors, officers, employees, representatives and Affiliates (collectively, "Buyer Indemnitees"), at any time and from time to time after the Applicable Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Buyer Indemnitees, directly or indirectly, by reason of or resulting from: (a) liabilities, obligations or claims of or against Seller Parent, Company or any of their Affiliates or relating to the Asset Management Business or the Asset Management Assets (whether absolute, accrued, contingent or otherwise) existing as of the Applicable First Closing Date or arising out of facts, conditions or circumstances occurring prior to the Applicable Closing Date, whether or not such liabilities, obligations or claims were known or disclosed at the time of the Applicable Closing (other than the Assumed Liabilities); (b) breach of any representation or warranty of Seller Parent or Company contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (disregarding for this purpose all qualifications therein with respect to knowledge, materiality or Material Adverse Effect); (c) breach of any covenant or agreement of Seller Parent or Company contained in or made pursuant to this Agreement or any facts or circumstances constituting such breach; (d) any of the Excluded Assets; (e) any of the Excluded Liabilities; or (f) any failure by Seller to comply with any "bulk sales" laws applicable to the transactions contemplated hereby (the items referred to in clauses (a) through (f) being collectively referred to herein as the "Seller Claims"); provided, however, that Seller Parent and Company shall have no obligation to indemnify the Buyer Indemnitees for any Seller Claims until the Buyer Indemnitees have suffered Damages pursuant to this Section 10.03 and Section 10.03 of the Brokerage Asset Purchase Agreement in excess of $1,000,000 in the aggregate with all other Seller Claims hereunder and thereunder at which point Seller Parent and Company shall be obligated to indemnify the Buyer Indemnitees for all Damages which exceed $1,000,000. In satisfaction of any indemnity obligations to Buyer Parent, Buyer or any of their direct or indirect subsidiaries, Seller may, in its discretion, (A) pay any amounts payable pursuant to this Section 10.03 in cash, or (B) reduce by such amounts the then outstanding principal amount of first, the First Exchangeable Debenture, second, the Interim Debenture, third, the Zero Coupon Note, and fourth, any other debt owed by Buyer Parent, Buyer or any of their Affiliates to Seller.

         10.04 Seller's Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of Seller Parent and Company to indemnify Buyer Indemnitees pursuant to Section 10.03(b) against any Damages sustained by reason of any Seller Claim thereunder for a breach of any representation or warranty of Seller Parent or Company shall:

               (a) be limited to Seller Claims as to which any of Buyer Indemnitees has given Seller written notice thereof on or prior to the date, if any, on which survival of such representation or warranty terminates pursuant to Section 10.02, whether or not any Damages have then actually been sustained; and

               (b) when taken together with any damages sustained by reason of any claim under Section 10.03(b) of the Brokerage Asset Purchase Agreement, of not exceed the sum of (i) the Purchase Price and (ii) the original principal amount of the Broker Loans.

               10.05 Buyer Parent's and Buyer's Agreement to Indemnify. Upon the terms and subject to the conditions of this Article X, Buyer Parent and Buyer agree, jointly and severally, to indemnify, defend and hold harmless Seller, and its directors, officers, employees, representatives and Affiliates (collectively, the "Seller Indemnitees") at any time and from time to time after the Applicable Closing, from and against all Damages asserted against, resulting to, imposed upon or incurred by Seller Indemnitees, directly or indirectly, by reason of or resulting from: (a) liabilities, obligations or claims relating to the Asset Management Business or the Asset Management Assets (whether absolute, accrued, contingent or otherwise) arising out of facts, conditions or circumstances occurring on or after the Applicable Closing Date; (b) breach of any representation or warranty of Buyer or Buyer Parent contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (disregarding for this purpose all qualifications therein with respect to knowledge, materiality or Material Adverse Effect); (c) breach of any covenant or agreement of Buyer or Buyer Parent contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach; (d) any of the Assumed Liabilities; and (e) actions of any of the OMEGA Brokers after the Brokerage Closing in the course of their duties for Buyer (other than actions related to the transfer of any Clients (or accounts thereof) to Buyer or obtaining any Consents thereof) (the items referred to in clauses (a) through (e) being collectively referred to herein as the "Buyer Claims"); provided, however, that Buyer and Buyer Parent shall have no obligation to indemnify the Seller Indemnitees for any Buyer Claims until the Seller Indemnitees have suffered Damages pursuant to this Section 10.05 and Section 10.05 of the Brokerage Asset Purchase Agreement in excess of $1,000,000 in the aggregate with all other Buyer Claims hereunder and thereunder at which point Buyer and Buyer Parent shall be obligated to indemnify the Seller Indemnitees for all Damages which exceed $1,000,000. In satisfaction of any indemnity obligations to Company, Seller Parent or any of their direct or indirect subsidiaries, Buyer Parent and Buyer may, in their discretion, (A) pay any amounts payable pursuant to this Section
10.05 in cash, or (B) reduce the then outstanding principal amount of any indebtedness or other payment obligation owed by Seller or any of its Affiliates to Buyer Parent or Buyer, by such amount.

         10.06  Buyer Parent's and Buyer's Limitation of Liability.
Anything in this Agreement to the contrary notwithstanding, the liability of Buyer Parent and Buyer to indemnify Seller Indemnitees pursuant to Section 10.05(b) against any Damages sustained by reason of any Buyer Claim thereunder for a breach of any representation or warranty of Buyer Parent or Buyer:

               (a) shall be limited to Buyer Claims as to which any of Seller Indemnitees has given Buyer Parent or Buyer written notice thereof on or prior to the date, if any, on which survival of such representation or warranty terminates pursuant to Section 10.02, whether or not any Damages have then actually been sustained; and

               (b) when taken together with any damages sustained by reason of any claim under Section 10.05(b) of the Brokerage Asset Purchase Agreement, of not exceed the sum of (i) the Purchase Price and (ii) the original principal amount of the Broker Loans.

         10.07 Conditions of Indemnification. The obligations and liabilities of Seller Parent, Company, Buyer Parent and Buyer with respect to Buyer Claims or Seller Claims (collectively, "Claims") made by third parties shall be subject to the following terms and conditions:

               (a) The indemnified party shall give the indemnifying party prompt notice of any such Claim, and the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it;

               (b) If the indemnifying party, within a reasonable time after notice of any such Claim, fails to defend the indemnified party against which such Claim has been asserted, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; and

               (c) Anything in this Article X to the contrary notwithstanding,
(i) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim, and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Claim or consent to the entry of any judgment in any manner that admits wrongdoing or any violation of law or which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect to such Claim.

         10.08 Cooperation. If requested by the indemnifying party, the indemnified person shall cooperate with the indemnifying party and its counsel in contesting any Claim which the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Claim or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party shall reimburse the indemnified person for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

         10.09  Other Indemnification Provisions.

               (a) The amount of Damages incurred by any indemnified party shall be reduced by and to the extent that such indemnified party shall have received proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of the Claim in respect of such Damages, net of any increased premiums resulting from or similar costs arising out of the making of such claims against such insurance or other arrangements.

               (b) The determination of the amount of Damages sustained by any indemnified party in respect of any Claim shall not be reduced by Tax benefits, if any, resulting from or relating to such Claim.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

         11.01 Further Assurances. From time to time after the Applicable Closing Date, at the request of the other party hereto and at the expense of the party so requesting, Seller and Buyer shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         11.02 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested) or by facsimile transmission (receipt of which is confirmed):

               (a)      If to Buyer Parent or Buyer, to:

                       Fahnestock Viner Holdings Inc.
                       P.O. Box 2015, Suite 1110
                       20 Eglinton Avenue West
                       Toronto, Ontario M4R 1K8
                       CANADA
                       Attention:  A.G. Lowenthal
                       Telephone:  (212) 668-5782
                       Facsimile:  (212) 943-8728
                       Email: alowenthal@fahnestock.com

                With a copy to:

                       Borden Ladner Gervais LLP
                       Scotia Plaza, Suite 4400
                       40 King Street West
                       Toronto, Ontario M5H 3Y4
                       CANADA
                       Attention:  A. Winn Oughtred, Esq.
                       Telephone: (416) 367-6247
                       Facsimile: (416) 361-7076
                       Email: woughtred@blgcanada.com

                  and

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, NY  10036
                       Attention:  Ralph Arditi, Esq.
                       Telephone:  (212) 735-3000
                       Facsimile:   (212) 735-2000
                       Email:  rarditi@skadden.com


               (b)   If to Seller Parent or Company, to:

                     Canadian Imperial Bank of Commerce
                     Commerce Court West
                     Toronto, Ontario M5L 1A2
                     CANADA
                     Attention: Gerry McCaughey
                     Telephone: (416) 980-2211
                     Facsimile: (416) 332-4316
                     Email:  gerrry.mccaughey@cibc.com

               With a copy to:

                     Mayer, Brown, Rowe & Maw
                     1675 Broadway
                     New York, NY 10019-5820
                     Attention:  James B. Carlson, Esq.
                     Telephone:  (212) 506-2515
                     Facsimile:  (212) 849-5515
                     Email:  jcarlson@mayerbrownrowe.com

               and

                    CIBC Legal and Compliance
                    245 Park Avenue
                    42nd Floor
                    New York, NY  10167
                    Attention:  Michael Capatides, Esq.
                    Telephone:  (917) 332-4108
                    Facsimile:   (917) 332-4316
                    Email:  michael.capatides@us.cibc.com

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, on the third business day following the date on which so mailed and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

         11.03 Bulk Sales Laws. Each party hereto hereby waives compliance by Buyer and Seller with the provisions of the "bulk sales," "bulk transfer" and similar laws of any state. Seller shall indemnify Buyer against all losses incurred by Buyer or any of its officers, directors or Affiliates as a result of such failure to comply.

         11.04 Entire Agreement. This Agreement, the Buyer Disclosure Schedule, the Seller Disclosure Schedule, the Confidentiality Agreement, the Brokerage Asset Purchase Agreement, the Ancillary Agreements and the exhibits, schedules and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to their subject matter. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

         11.05 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

         11.06 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by (i) Buyer or Buyer Parent without the consent of Seller and (ii) Seller, without the prior written consent of Buyer Parent, except that each party may assign its rights, interests and obligation, without the written consent of the other parties or to any wholly-owned subsidiary; provided, that no assignment shall limit or affect the assignor's obligations hereunder.

         11.07 No Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

         11.08 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.09 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         11.10  Governing Law; Jurisdiction.

               (a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

               (b) Each party irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Supreme Court of the State of New York, New York County, or (B) the United Sates District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         11.11 Waiver of Jury Trial. Each party hereby waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this agreement or any dealings between them relating to the subject matter of this agreement and the relationship that is being established. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties acknowledge that this waiver is a material inducement to enter into a business relationship, that each party has already relied on the waiver in entering into this agreement and that each party will continue to rely on the waiver in their related future dealings. Each party further warrants and represents it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement or to any other documents or agreements relating to the transaction contemplated hereby. In the event of litigation, this agreement may be filed as a written consent to a trial by the court.

         11.12 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted hereunder.

                          [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   FAHNESTOCK VINER HOLDINGS INC.


                                            /s/  A. G. Lowenthal
                                   --------------------------------------------
                                   Name:   A. G. Lowenthal
                                   Title:  Chief Executive Officer and Chairman
                                           of the Board


                                   FAHNESTOCK & CO. INC.


                                            /s/  A. G. Lowenthal
                                   --------------------------------------------
                                   Name:   A. G. Lowenthal
                                   Title:  Chief Executive Officer and Chairman
                                           of the Board


                                   CIBC WORLD MARKETS CORP.

                                            /s/ Antonio Molestina
                                   --------------------------------------------
                                   Name:   Antonio Molestina
                                   Title:  Managing Director


                                   CANADIAN IMPERIAL BANK OF COMMERCE



                                            /s/ Antonio Molestina
                                   --------------------------------------------
                                   Name:   Antonio Molestina
                                   Title:  Senior Vice President

                                 Schedule I


                      Acquired Assets at First Closing
                      --------------------------------

          [To come.]

                                 Schedule II


                      Acquired Assets at Second Closing
                      ---------------------------------

          [To come.]

                                Schedule III


                      Acquired Assets at Final Closing
                      --------------------------------

          [To come.]


                                 Schedule IV

                            Purchased Investments
                            ---------------------


-------------------------------------------------------------- ----------------------------------------------
Fund Name                                                                 Transfer to Fahnestock
-------------------------------------------------------------- ----------------------------------------------
Catalyst                                                                        $  400,000
-------------------------------------------------------------- ----------------------------------------------
Emerging Markets                                                               $ 1,000,000
-------------------------------------------------------------- ----------------------------------------------
Contrarian
-------------------------------------------------------------- ----------------------------------------------
Value
-------------------------------------------------------------- ----------------------------------------------
Augusta, Troon, Sawgrass and Oppenheimer Advisers                              $ 1,500,000
-------------------------------------------------------------- ----------------------------------------------
COPEP                                                                          $ 1,070,000
-------------------------------------------------------------- ----------------------------------------------
Tech Partners
-------------------------------------------------------------- ----------------------------------------------
Whistler Fund
-------------------------------------------------------------- ----------------------------------------------
Wynstone
-------------------------------------------------------------- ----------------------------------------------
Xanthus
-------------------------------------------------------------- ----------------------------------------------
Alyeska
------------------------------------------------------------- ----------------------------------------------
Balius
-------------------------------------------------------------- ----------------------------------------------
Global Tech
-------------------------------------------------------------- ----------------------------------------------
Deauville
-------------------------------------------------------------- ----------------------------------------------
Sawgrass                                                                       ___________
-------------------------------------------------------------- ----------------------------------------------
                                                                               $ 3,970,000
                                                                               ===========
-------------------------------------------------------------- ----------------------------------------------


                                 Schedule V

                             Seller Investments
                             ------------------

------------------------------------------------------------ ------------------------------------------------
Fund Name                                                                 Seed Capital Invested
------------------------------------------------------------ ------------------------------------------------
Catalyst                                                                        $  400,000
------------------------------------------------------------ ------------------------------------------------
Emerging Markets                                                               $ 4,000,000
------------------------------------------------------------ ------------------------------------------------
Contrarian                                                                     $ 5,000,000
------------------------------------------------------------ ------------------------------------------------
Value                                                                           $  450,000
------------------------------------------------------------ ------------------------------------------------
Augusta, Troon, Sawgrass and Oppenheimer  Advisers                             $ 1,500,000
------------------------------------------------------------ ------------------------------------------------
COPEP                                                                          $ 1,070,000
------------------------------------------------------------ ------------------------------------------------
Tech Partners                                                                  $ 1,200,000
------------------------------------------------------------ ------------------------------------------------
Whistler Fund                                                                  $ 5,600,000
------------------------------------------------------------ ------------------------------------------------
Wynstone                                                                       $ 3,000,000
------------------------------------------------------------ ------------------------------------------------
Xanthus                                                                        $ 1,000,000
------------------------------------------------------------ ------------------------------------------------
Alyeska                                                                        $ 5,800,000
------------------------------------------------------------ ------------------------------------------------
Balius                                                                          $  700,000
------------------------------------------------------------ ------------------------------------------------
Global Tech                                                                    $ 1,000,000
------------------------------------------------------------ ------------------------------------------------
Deauville                                                                      $ 2,900,000
------------------------------------------------------------ ------------------------------------------------
Sawgrass                                                                       $ 1,200,000
                                                                               -----------
------------------------------------------------------------ ------------------------------------------------
                                                                              $ 34,820,000
                                                                              =============
------------------------------------------------------------ ------------------------------------------------
